$60,000,000

                                 LOAN AGREEMENT


                                      Among


                             BUSINESS TELECOM, INC.,


                                   as Borrower

                                       and

                    BANK OF AMERICA, NATIONAL ASSOCIATION and
                     the other financial institutions party
                            hereto from time to time,


                                   as Lenders

                                       and

                      BANK OF AMERICA, NATIONAL ASSOCIATION

                                    as Agent


                          Dated as of September 8, 1999

                                TABLE OF CONTENTS

                                                                                                               PAGE

1.       AMOUNT AND TERMS OF LOANS...............................................................................1

         1.1      Definitions and Other Referential Provisions...................................................1

         1.2      Loans.........................................................................................27

         1.3      Making of Loans...............................................................................28

         1.4      Prepayment....................................................................................29

         1.5      Repayment of Principal........................................................................30

         1.6      [Reserved.]...................................................................................30

         1.7      Single Loan...................................................................................30

         1.8      Interest on the Loans.........................................................................31

         1.9      Fees..........................................................................................33

         1.10     Receipt of Payments...........................................................................33

         1.11     Application and Allocation of Payments........................................................34

         1.12     Loan Account and Accounting...................................................................34

         1.13     Indemnity.....................................................................................35

         1.14     Access........................................................................................36

         1.15     Taxes.........................................................................................37

         1.16     Capital Adequacy; Increased Costs; Illegality.................................................38

2.       CONDITIONS PRECEDENT...................................................................................39

         2.1      Conditions to the Initial Advance and Extension of the Loans..................................39

         2.2      Further Conditions to Each Advance............................................................44

3.       REPRESENTATIONS AND WARRANTIES.........................................................................45

         3.1      Corporate Existence; Compliance with Law......................................................45

         3.2      Locations and Corporate or Other Names........................................................45

         3.3      Corporate Power; Authorization; Enforceable Obligations.......................................45

         3.4      Financial Statements and Projections..........................................................46

         3.5      Material Adverse Change.......................................................................46

         3.6      Ownership of Subject Property; Liens..........................................................46

         3.7      Restrictions; No Default......................................................................47

         3.8      Labor Matters.................................................................................47

         3.9      Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.....................48

         3.10     Government Regulation.........................................................................48

                                      -i-
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                               TABLE OF CONTENTS
                                   (contents)

                                                                                                              PAGE

         3.11     Margin Regulations............................................................................48

         3.12     Taxes.........................................................................................48

         3.13     ERISA.........................................................................................49

         3.14     No Litigation.................................................................................50

         3.15     Brokers.......................................................................................51

         3.16     Patents, Service Marks, Trademarks, Copyrights and Licenses...................................51

         3.17     Full Disclosure...............................................................................51

         3.18     Hazardous Materials...........................................................................51

         3.19     Insurance Policies............................................................................51

         3.20     Deposit Accounts..............................................................................52

         3.21     Material Agreements...........................................................................52

         3.22     Liens.........................................................................................52

         3.23     Instruments...................................................................................53

         3.24     Accounts......................................................................................53

         3.25     Inventory.....................................................................................53

         3.26     Equipment.....................................................................................53

         3.27     [Reserved]....................................................................................54

         3.28     [Reserved]....................................................................................54

         3.29     Year 2000.....................................................................................54

4.       FINANCIAL STATEMENTS AND INFORMATION...................................................................54

         4.1      Reports and Notices...........................................................................54

         4.2      Communication with Accountants................................................................57

5.       AFFIRMATIVE COVENANTS..................................................................................57

         5.1      Maintenance of Existence and Conduct of Business..............................................57

         5.2      Payment of Obligations........................................................................57

         5.3      Books and Records.............................................................................58

         5.4      Litigation....................................................................................58

         5.5      Insurance.....................................................................................58

         5.6      Compliance with Laws..........................................................................59

         5.7      Agreements....................................................................................59

         5.8      Supplemental Disclosure.......................................................................60

                                      -ii-

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                                TABLE OF CONTENTS
                                   (contents)


                                                                                                              PAGE

         5.9      Environmental Matters.........................................................................60

         5.10     [Reserved.]...................................................................................60

         5.11     Subsidiary....................................................................................60

         5.12     [Reserved]....................................................................................60

         5.13     [Reserved]....................................................................................60

         5.14     [Reserved]....................................................................................60

         5.15     Equipment.....................................................................................61

         5.16     Maintenance of Corporate Separateness.........................................................61

         5.17     [Reserved]....................................................................................61

         5.18     [Reserved]....................................................................................61

         5.19     SEC Filings; Press Releases; BTITC Senior Note Matters........................................61

         5.20     Limitation on References to Agent and Lenders.................................................61

         5.21     Required Interest Rate Protection Policy......................................................62

         5.22     Use of Proceeds...............................................................................62

         5.23     Project Construction; Maintenance.............................................................62

         5.24     Amendment of Contracts........................................................................62

         5.25     Arm's-Length Transactions.....................................................................63

         5.26     Maintenance of Pari Passu Status..............................................................63

         5.27     Year 2000 Compliance..........................................................................63

6.       NEGATIVE COVENANTS.....................................................................................63

         6.1      Mergers, etc..................................................................................63

         6.2      Investments; Loans and Advances...............................................................63

         6.3      Indebtedness..................................................................................63

         6.4      Affiliate and Employee Loans; Transactions and Employment Agreements..........................64

         6.5      Capital Structure and Business................................................................64

         6.6      Guaranteed Indebtedness.......................................................................64

         6.7      Liens.........................................................................................64

         6.8      Sale of Assets................................................................................64

         6.9      Events of Default.............................................................................65

         6.10     ERISA.........................................................................................65

         6.11     Financial Covenants...........................................................................65


                                     -iii-
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                               TABLE OF CONTENTS
                                   (contents)


                                                                                                              PAGE


         6.12     Hazardous Materials...........................................................................65

         6.13     Sale-Leaseback Transactions...................................................................65

         6.14     Cancellation of Indebtedness..................................................................66

         6.15     Restricted Payments...........................................................................66

         6.16     Leases........................................................................................66

         6.17     Tax Sharing Agreements........................................................................66

         6.18     Changes Relating to Subordinated Indebtedness.................................................66

         6.19     [Reserved]....................................................................................66
         ----     ----------

         6.20     Certain Licenses, Agreements and Operating Authority..........................................66

7.       TERM...................................................................................................67

         7.1      Termination...................................................................................67

         7.2      Survival of Obligations Upon Termination of Financing Arrangement.............................67

8.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES.................................................................67

         8.1      Events of Default.............................................................................67

         8.2      Remedies......................................................................................70

         8.3      Waivers by Borrower...........................................................................72

9.       SUCCESSORS AND ASSIGNS.................................................................................73

10.      ASSIGNMENT AND PARTICIPATIONS; AGENT...................................................................73

         10.1     Assignment and Participations.................................................................73

         10.2     Agent's Reliance Etc..........................................................................75

         10.3     Bank of America Affiliates....................................................................75

         10.4     Lender Credit Decision........................................................................75

         10.5     Indemnification...............................................................................76

         10.6     Successor Agent...............................................................................76

         10.7     Setoff and Sharing of Payments................................................................77

         10.8     Advances; Payments; Non-Funding Lenders; Information; Actions in Concert......................77

11.      MISCELLANEOUS..........................................................................................79

         11.1     Complete Agreement; Modification of Agreement.................................................79

         11.2     Fees and Expenses.............................................................................81

         11.3     No Waiver.....................................................................................82


                                      -iv-
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                               TABLE OF CONTENTS
                                   (contents)


                                                                                                              PAGE

         11.4     Remedies......................................................................................82

         11.5     Severability..................................................................................82

         11.6     Conflict of Terms.............................................................................83

         11.7     Authorized Signature..........................................................................83

         11.8     Notices.......................................................................................83

         11.9     Effect on Commitment Letter...................................................................84

         11.10    Section Titles................................................................................84

         11.11    Counterparts..................................................................................85

         11.12    Time of the Essence...........................................................................85

         11.13    GOVERNING LAW.................................................................................85

         11.14    WAIVER OF JURY TRIAL..........................................................................85

         11.15    Intercreditor Agreement.......................................................................86



                    INDEX OF EXHIBITS, SCHEDULES AND ANNEXES

Exhibit A-1             Form of Borrower Pledge Agreement.......................................................
Exhibit A-2             [Reserved]..............................................................................
Exhibit B               Form of BTITC Pledge Agreement..........................................................
Exhibit C               Form of Collateral Assignment of Rights ................................................
Exhibit D               Form of BTITC Subordination Agreement...................................................
Exhibit D-1             Form of Guaranty........................................................................
Exhibit E               Form of Loftin Subordination Agreement..................................................
Exhibit F               Form of Perfection Certificate..........................................................
Exhibit G               Form of Note............................................................................
Exhibit H               Form of Security Agreement..............................................................
Exhibit I               Form of Solvency Certificate............................................................
Exhibit J               Form of Notice of Advance...............................................................
Exhibit J-1             Form of Notice of Conversion/Continuation...............................................
Exhibit K               Form of Officer's Certificate...........................................................
Exhibit L               Form of Secretary's Certificate.........................................................
Exhibit M               Form of Assignment Agreement............................................................
Exhibit N               Form of Opinion of Counsel to Borrower..................................................
Exhibit O               Form of Power of Attorney...............................................................
Exhibit P               Form of BTI Pledge Agreement............................................................
Exhibit Q               Form of BTOV Guaranty...................................................................
Exhibit R               Form of FSM Guaranty....................................................................

                                       -v-

                               TABLE OF CONTENTS
                                   (contents)


                                                                                                              PAGE
Schedule 1.1(a)         BTITC Indebtedness......................................................................
                        Exhibit 1 - Executed, Amended and Restated BTITC Subordinated Note......................
Schedule 1.1(b)         Segment Delivery and Completion Plan....................................................
Schedule 1.1(c)         Loftin Indebtedness.....................................................................
                        Exhibit 1 - Executed Loftin Subordinated Note...........................................
Schedule 1.5            Repayment of Principal..................................................................
Schedule 3.2            Locations and Corporate or Other Names..................................................
Schedule 3.4            Financial Statements and Projections....................................................
Schedule 3.6            Real Estate and Leases..................................................................
Schedule 3.8            Labor Matters...........................................................................
Schedule 3.9            Ventures; Subsidiaries and Affiliates; Outstanding Stock and
                        Indebtedness............................................................................
Schedule 3.12           Tax Matters.............................................................................
Schedule 3.13           ERISA Plans.............................................................................
Schedule 3.14           Litigation..............................................................................
Schedule 3.15           Brokers.................................................................................
Schedule 3.16           Patents, Service Marks, Trademarks, Copyrights and Licenses.............................
Schedule 3.18           Hazardous Materials.....................................................................
Schedule 3.19           Insurance Policies......................................................................
Schedule 3.20           Banks and Deposit Accounts..............................................................
Schedule 3.21           Material Agreements.....................................................................
Schedule 3.22           UCC Filing Jurisdictions................................................................
Schedule 3.23           Instruments.............................................................................
Schedule 6.4            Affiliate and Employee Loans, Transactions and
                        Employment Agreements...................................................................
Schedule 6.5            Changes in Business.....................................................................
Schedule 6.7            Liens...................................................................................
Schedule 6.11           Financial Covenants.....................................................................
Schedule 6.14           Cancellation of Indebtedness............................................................
Schedule 11.7           Authorized Signatures...................................................................
Schedule 11.8           Notice to Lenders.......................................................................

Annex A                 [Reserved]
Annex B                 [Reserved]
Annex C                 [Reserved]
Annex D                 Lenders' Wire Transfer Information

                  THIS LOAN AGREEMENT (the "Agreement"), dated as of September 8, 1999, is made by and between BUSINESS TELECOM, INC., a North Carolina corporation (the "Borrower"), BANK OF AMERICA, NATIONAL ASSOCIATION ("Bank of America"), a national banking association and the other financial institutions party to this Agreement from time to time (collectively, the "Lenders") and BANK OF AMERICA, NATIONAL ASSOCIATION, as Agent (the "Agent").

                              W I T N E S S E T H:

                  WHEREAS, Borrower has requested that Bank of America underwrite a credit facility of an amount up to Sixty Million Dollars ($60,000,000) as the same may be reduced from time to time as herein provided, (the "Credit Facility"); and

                  WHEREAS, BTI Telecom Corp., a North Carolina corporation ("BTITC"), which is the sole owner of all issued and outstanding shares of the Stock of Borrower, is willing to guaranty all of the obligations of Borrower to Lenders under the Transaction Documents (as herein defined); and

                  WHEREAS, upon the terms and conditions set forth herein, Bank of America, together with other Lenders who may become party to this Agreement from time to time, is willing to provide the Credit Facility to Borrower;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto, intending to be and being legally bound hereby, agree as follows:

1. AMOUNT AND TERMS OF LOANS

     1.1  DEFINITIONS AND OTHER REFERENTIAL PROVISIONS


                   (a) In addition to the defined terms appearing below, capitalized terms used in the Agreement shall have (unless otherwise provided elsewhere in the Agreement) the following respective meanings when used in the
Agreement:

                  "Acceptable Equity Issuance" shall mean (a) an Equity Issuance or an IPO with respect to which aggregate Proceeds are greater than or equal to $100,000,000 and Borrower has received such Proceeds in a manner acceptable to the Agent; or (b) an IPO and an Equity Issuance with respect to which combined aggregate Proceeds are greater than or equal to $100,000,000 and Borrower has received such Proceeds in a manner acceptable to the Agent.

                  "Acceptable Equity Issuance-Covenants" shall mean (a) an Equity Issuance or an IPO with respect to which aggregate Proceeds are greater than or equal to $125,000,000 and Borrower has received such Proceeds in a manner acceptable to the Agent; or (b) an IPO and an Equity Issuance with respect to which combined aggregate Proceeds are greater than or equal to $125,000,000 and Borrower has received such Proceeds in a manner acceptable to the Agent.

                  "Account Debtor" shall mean any Person who may become obligated to Borrower under, with respect to, or on account of, an Account.

                  "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by Borrower and, in any event, including, without limitation: (i) all accounts receivable, other receivables, book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Borrower, whether arising out of goods sold or services rendered by it or from any other transaction (including, without limitation, any such obligations which may be characterized as an account or contract right under the Code); (ii) all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services; (iii) all of Borrower's rights to any goods represented by any of the foregoing (including, without limitation, unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower) now or hereafter in existence, including, without limitation, the right to receive the proceeds of said purchase orders and contracts; and (v) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person to Borrower with respect to any of the foregoing.

                   "Advance" shall have the meaning assigned to such term in
Section 1.2(a) hereof.

                  "Affiliate" shall mean, with respect to any Person: (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person;
(ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (iii) each of such Person's officers, directors, joint ventures and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" means Bank of America and any successor Agent appointed pursuant to Section 10.6 hereof.

                  "Agent's Office" means the office of Agent specified in or determined in accordance with the provisions of Section 11.8 hereof.

                  "Agreement" shall mean this Loan Agreement, including, without limitation, all Riders, Schedules, Exhibits and Annexes attached hereto or otherwise identified herein or therein, restatements and modifications and supplements thereto, and any appendices, exhibits or Schedules to any of the foregoing, and shall also mean and refer to this Agreement as the same may be in effect at the time such reference becomes operative; provided, that any reference to the Schedules to this Agreement shall be deemed a reference to the Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrower, Agent and Required Lenders.

                  "Amortization Commencement Date" shall mean September 30, 2001

                  "Applicable Law" shall mean all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including without limitation, Environmental Laws.

                  "Applicable Spread" shall mean, with respect to the Credit Facility, the applicable percentages per annum set forth below opposite the relevant Leverage Ratio, to be determined as of the Measurement Date for and with respect to the immediately succeeding Fiscal Quarter:

                                                                    Applicable Spread for Credit Facility
                                                             -----------------------------------------------------
                                                                  LIBOR Option           Prime Rate Option
                      Leverage Ratio                               Percentage               Percentage
                      --------------
Less than 3.0                                                          2.25                      1.25
Greater than 3.0 and less than or equal to 4.0                         2.50                      1.50
Greater  than 4.0 and less than or equal to 5.0                        2.75                      1.75
Greater  than 5.0 and less than or equal to 6.0                        3.00                      2.00
Greater than 6.0                                                       3.50                      2.50

provided, however, that upon the occurrence of an Acceptable Equity Issuance, the applicable percentages per annum set forth above shall be reduced by 0.25%, in each case.

                  "Arranger" shall mean Bank of America Securities LLC.

                  "Bank of America" shall have the meaning assigned to such term in the Preamble to this Agreement.

                  "Bank of America Fee Letter" shall have the meaning specifie in Section 1.9(a).

                  "BofA Collateral" shall mean all right, title and interest of Borrower now owned or hereafter acquired in and to the following property insofar as such property relates to the Project:

                  (a) Borrower's rights under the Qwest Agreement, including the fiber optic network with the segments, fibers and mileage that is the subject of such agreement;

                  (b) Borrower's rights under the Nortel Agreement, together with all Equipment and other assets provided thereunder;

                  (c) Borrower's rights under the Fiber Use Agreements, other than Accounts arising out of such Fiber Use Agreements, provided, however, that such Fiber Use Agreements shall only be foreclosed upon and sold by BofA or any other BofA Lender in accordance with the terms of Section 2.11 of the Intercreditor Agreement;

                  (d) all Proceeds and products of the foregoing, provided, however, and notwithstanding anything to the contrary set forth (i) in the Intercreditor Agreement or in any other agreement, instrument or other document or (ii) under applicable law (including without limitation any applicable version of the Uniform Commercial Code), Proceeds of the BofA

Collateral described in clauses (a), (b) and (c), above, shall not include any Transmission Service Proceeds or Accounts; and

                  (e) provided, however, that the term BofA Collateral as used herein shall at no time include the PARI PASSU Collateral.

                  "Borrower" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "Borrower Pledge Agreement" shall mean that certain Pledge Agreement, dated the Closing Date, substantially in the form attached hereto as Exhibit A-1, executed by Borrower in favor of Agent for the benefit of the Lenders, as may be amended, modified or supplemented from time to time together with all acknowledgments, instruments, or other documents by any nominee required to perfect a second priority security interest in the collateral which is the subject of such agreement.

                  "BTI Pledge Agreement" shall mean a pledge agreement executed by Borrower in the form attached hereto as Exhibit P, pursuant to which, INTER ALIA, Borrower pledges to Agent for the benefit of Lenders all of the Stock of FS Multimedia, Inc. and Business Telecom of Virginia, Inc., as the same may be amended, modified or supplemented from time to time.

                  "BTITC" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "BTITC Payment" means a payment or distribution by Borrower to BTITC consisting of interest on BTITC Subordinated Debt, dividends on the stock of the Borrower, or both, in an aggregate amount less than or equal to the amount of, and not earlier than fifteen (15) days prior to the due date of, any regularly scheduled interest payment due after January 1, 2001 on the BTITC Senior Notes as in effect on the Closing Date.

                  "BTITC Pledge Agreement" shall mean a pledge agreement executed by BTITC in the form attached hereto as Exhibit B, pursuant to which, INTER ALIA, BTITC pledges to Agent for the benefit of Lenders all of the Stock of Borrower, as the same may be amended, modified or supplemented from time to time.

                  "BTITC Senior Notes" shall mean the $250.0 million aggregate principal amount notes issued September 22, 1997.

                  "BTITC Subordinated Debt" shall mean all Indebtedness owing from Borrower or any Subsidiary of Borrower to BTITC to which Lenders shall have consented, including, without limitation, the Indebtedness evidenced by the BTITC Subordinated Note and that Indebtedness set forth on Schedule 1.1(a).

                  "BTITC Subordinated Note" shall mean that certain subordinated intercompany note to BTITC by Borrower, as amended and restated as of the date hereof, attached hereto as an exhibit to Schedule 1.1(a).

                  "BTITC Subordination Agreement" shall mean that certain subordination agreement among Borrower, BTITC and Agent in the form attached hereto as Exhibit D.

                  "BTOV Guaranty" shall mean the guaranty substantially in the form of Exhibit Q attached hereto, dated as of the Closing Date and executed by Business Telecom of Virginia, Inc. in favor of Agent for the benefit of Lenders, pursuant to which Business Telecom of Virginia, Inc. guarantees to Agent for the benefit of Lenders payment of the Obligations.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of North Carolina.

                  "Capital Expenditures" shall mean, for any Fiscal Period, all payments or accruals for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

                  "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

                  "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

                  "Cash Balances" shall mean, as of any date of determination, the sum of Temporary Cash Investments plus other immediately available funds owned by the Borrower and its Subsidiaries on such date, which Temporary Cash Investments have not been set aside for the Interest Reserve or have not been set aside in an escrow account with respect to Indebtedness approved by the Agent.

                   "Change of Control" shall mean the failure of BTITC to own one hundred percent (100%) of the Stock of Borrower.

                  "Charges" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of Borrower, (iv) the ownership or use of any assets by Borrower, or
(v) any other aspect of Borrower's business.

                  "Chattel Paper" shall mean all "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located.

                  "Closing Date" shall mean the date upon which the conditions precedent set forth herein have been satisfied or waived by the Agents and the initial Advances are contemporaneously made hereunder.

                  "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lenders' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Agreement (or other Transaction Document, as applicable) relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Collateral" shall mean any or all of the property in which Agent, for the benefit of Lenders, has received a Lien or security interest pursuant to any of the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent for the benefit of Lenders, to secure the Obligations.

                  "Collateral Assignment" shall mean that certain Collateral Assignment of Contract Rights in the form attached hereto as Exhibit C.

                  "Collateral Documents" shall mean the Security Agreement, the BTITC Pledge Agreement, the Borrower Pledge Agreement, the Collateral Assignment, the BTI Pledge Agreement and the UCC-1 Financing Statements.

                  "Collection Account" shall mean that certain account of Agent, account number 136621-2250600 in the name of Bank of America, National Association at Charlotte, North Carolina, ABA number 053000196, Attn:
Agency Services/Lynne Cole, Ref: BTI.

                  "Commitment" means, as to each Lender, the amount set forth opposite such Lender's name on the signature page(s) hereof or in any Assignment Agreement entered pursuant to Section 10.1, representing such Lender's obligation, upon and subject to terms and conditions of the Agreement (including the applicable provisions of Article 10 to make Loans).

                  "Commitment Fee" shall have the meaning assigned to such term in Section 1.9(b) of the Agreement.

                  "Commitment Letter" shall mean the commitment letter dated July 16, 1999 issued by the Arranger and Bank of America, as Lender to, and accepted by, Borrower and BTITC, together with that certain Fee Letter between the same parties of even date and that certain Engagement Letter among the Borrower, BTITC and the Arranger of even date, in each case as the same may be amended from time to time.

                  "Commitment Percentage" means, as to any Lender, the percentage of the Total Commitment obtained by dividing such Lender's Commitment by the Total Commitment.

                  "Commitment Termination Date" shall mean the earliest of (i) the date that is six (6) months after the Closing Date, (ii) the date that Agent or the Lenders elect pursuant to Section 8.2 hereof to terminate Borrower's right to receive any Advances and (iii) the date of prepayment in full in cash by Borrower of the Loans in accordance with the provisions of Section 1.4 of the Agreement.

                  "Consistently Applied" or "consistently applied" means, with regard to the application of accounting principles, the use or application of accounting principles in a manner consistent in all material respects with the accounting principles used and applied in preparation of the financial statements previously delivered to the Agent, except as to changes required or changes permitted, and as to which the Borrower's independent public accountants have concurred, by generally accepted accounting principles in the United States.

                  "Consolidated Interest Expense" means all interest on Indebtedness paid or accrued by Borrower or BTITC for or during the period for which the computation is being made, plus (without duplication) the aggregate amount of all BTITC Payments made during such period, but excluding, with respect to such period, (a) the amortization of fees and costs incurred with respect to the closing of loans which have been capitalized as transaction costs, (b) interest paid in kind, and (c) the amount of interest on the BTITC Senior Notes with respect to such period which is paid or accrued (and where such payment is actually subsequently made) solely from the Interest Reserve.

                  "Consolidated Interest Coverage Ratio" shall mean, as of the end of any Fiscal Quarter, the ratio of (a) Borrower's cumulative EBITDA for the four (4) consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter to (b) Consolidated Interest Expense for such four consecutive Fiscal Quarters.

                  "Consolidated Revenue" shall mean, as of any date of determination, the consolidated revenue of BTITC, Borrower and its Subsidiaries, as determined in accordance with GAAP.

                  "Contracts" shall mean all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower may now or hereafter have any right, title or interest, including, without limitation, any agreement relating to the terms of payment or the terms of performance of any Account.

                  "Contract Rights" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

                  "Credit Borrowing Availability" shall mean (A) if an Acceptable Equity Issuance has not occurred, an amount equal to the lesser at such time of (i) the applicable Maximum Credit Loan; (ii) fifty percent (50%) of the Project Costs; and (iii) $37,500,000, or (B) if an Acceptable Equity Issuance has occurred, an amount equal to the applicable Maximum Credit Loan.

                  "Credit Facility" shall have the meaning assigned to such term in the Preamble to the Agreement.

                  "Credit Loan" shall mean at any time, the aggregate amount of Advances then outstanding.

                  "Customer List" shall mean the list or record, in whatever form, containing the identifying information with respect to all Account Debtors and all other Persons to whom Borrower sells or has sold goods or renders or has rendered services and which give rise to or create Accounts.

                  "Default" or "event of default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "Default Rate" shall have the meaning assigned to such term in
Section 1.8(e) hereof.

                  "Disposition" shall mean any sale, assignment, transfer or other disposition (including, without limitation, dispositions pursuant to merger, consolidation and sale-leaseback transactions) of any Subject Property (other than a disposition of inventory or other assets in the ordinary course of business) or a disposition of shares of Stock, notes or other securities held by such Person.

                  "Documents" shall mean all "documents," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located, including, without limitation, all bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title.

                  "EBITDA" shall mean, for any Fiscal Period of Borrower, (i) income before interest income and expense and corporate income taxes, plus (ii) to the extent deducted in determining such income, depreciation, amortization and other similar non-cash charges determined in accordance with GAAP, (iii) to the extent recognized in determining such income, extraordinary gains, in each case of Borrower for such Fiscal Period, in accordance with GAAP.

                   "Eligible Counterparty" shall have the same meaning set forth in Section 5.21.

                  "Environmental Laws" shall mean all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA"); the Hazardous Material TransportatIon Act, as amended (49 U.S.C. ss.ss. 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amenDed (7 U.S.C. ss.ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 eT seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. ss.ss. 2601 et seq.); the Clean Air Act, as amenDed (42 U.S.C. ss.ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. ss.ss. 651 et seq.) ("OSHA"); and the Safe Drinking WaTer Act, as amended (42 U.S.C. ss.ss. 300(f) et seq.), and any and all regulations promulgated thereunder, and All analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "Environmental Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including, without limitation, any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release, or the presence, storage, use, manufacture, installation or generation of a Hazardous Material.

                  "Equipment" shall mean all "equipment" as defined in the Code including, without limitation, all machinery, equipment, furniture and fixtures, now owned or hereafter acquired by Borrower or in which Borrower now has or hereafter may acquire any right, title or interest and any and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed therein or affixed thereto, but excluding Borrower's leased pagers.

                  "Equity Issuance" shall mean one or more related private issuances of Stock by BTITC or Borrower.

                   "Equity Issuance Date" shall mean the closing date of the Equity Issuance.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

                  "ERISA Affiliate" shall mean, with respect to Borrower, any trade or business (whether or not incorporated) under common control with Borrower and which, together with Borrower, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

                  "ERISA Event" shall mean, with respect to Borrower or any ERISA Affiliate, (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of Borrower or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of Borrower or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceeding to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make required contributions to a Qualified Plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

                   "Event of Default" shall have the meaning assigned to such term in Section 8.1 of the Agreement.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                   "Federal Reserve Board" shall have the meaning assigned to such term in Section 3.11 of the Agreement.

                  "Fees" shall mean the fees due to Agent for the account of Agent or the Lenders as set forth in Section 1.9 of the Agreement or otherwise pursuant to the Loan Documents.

                  "Fiber Use Agreements" shall mean and include agreements pursuant to which Borrower provides private line services or "band width" to Wholesale Providers primarily on the fiber optic network that is part of the Project created pursuant to the Qwest Agreement, as the same are listed on
Schedule 2 to the Intercreditor Agreement; provided, however, that "Fiber Use Agreements" shall not mean or include any agreement pursuant to which Transmission Services are provided.

                  "Financials" shall mean the financial statements referred to in paragraph I of Schedule 3.4.

                   "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

                  "Fiscal Period" shall mean one or more Fiscal Month, Fiscal Quarter or Fiscal Year of Borrower as the context requires.

                   "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower.

                  "Fiscal Year" shall mean the 12-month period of Borrower ending December 31st of each year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year," unless Agent shall consent in writing to such change.

                  "Former Employee Indebtedness" shall mean the Indebtedness of Borrower to Kimberly Chapman pursuant to that certain Stock Redemption and Option Cancellation Agreement, dated as of August 20, 1997, between FiberSouth, Inc., (an affiliate of Borrower as of September 22, 1997), Borrower and Kimberly Chapman, as the same exists on the date hereof (the "Chapman Agreement").

                  "FSM Guaranty" shall mean the guaranty substantially in the form of Exhibit R attached hereto, dated as of the Closing Date and executed by FS Multimedia, Inc. in favor of Agent for the benefit of Lenders, pursuant to which FS Multimedia, Inc. guarantees to Agent for the benefit of Lenders payment of the Obligations.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

                  "GECC" shall mean General Electric Capital Corporation.

                  "GECC Loan" shall mean that certain loan memorialized in the GECC Loan Agreement.

                  "GECC Loan Agreement" shall mean that certain Second Amended and Restated Loan Agreement dated as of September 22, 1997 by and among Borrower, GECC, the other financial institutions parties thereto from time to time, and GECC, as agent, as amended by that certain First Amendment entered into May 6, 1998, as amended by that certain Second Amendment entered into June 30, 1998, as amended by that certain Third Amendment entered into as of July 15, 1999, as amended by that certain Fourth Amendment entered into as of the date hereof.

                  "General Intangibles" shall mean all "general intangibles," as such term is defined in the Code (but excluding any tariff, license or permit issued by any Governmental Authority (including, without limitation, any communications or utility commission or agency) to the extent the laws, rules or regulations of such Governmental Authority prohibit the granting of a security interest in such tariff, license or permit), now owned or hereafter acquired by Borrower and, in any event, including, without limitation, all right, title and interest which Borrower may now or hereafter have in or under any Contract, all Customer Lists, Trademarks, Patents, services marks, trade names, business names, corporate names, trade styles, logos and other source of business identifiers, and all applications therefor and reissues, extensions or renewals thereof, rights in intellectual property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark license), all rights and claims in or under insurance policies, (including, without limitation, insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

                  "Goods" shall mean all "goods," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located, including, without limitation, movables, fixtures, equipment, inventory, or other tangible personal property.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person: (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain Working Capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, except for Borrower's obligations under that certain Aircraft Lease Agreement, dated September 29, 1995, between Borrower and Cat & Mouse Enterprises, Inc. and that certain proposed Citation 10 aircraft lease between NC C&M Enterprises, Inc. and the Borrower; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

                  "Guarantor" shall mean BTITC.

                  "Guaranty" shall mean the guaranty substantially in the form of Exhibit D-1 attached hereto, dated as of the Closing Date and executed by the Guarantor in favor of Agent for the benefit of Lenders, pursuant to which the Guarantor guarantees to Agent for the benefit of Lenders payment of the Obligations.

                  "Hazardous Material" shall mean any substance, material or waste, the generation, handling, storage, treatment or disposal of which is regulated by, or forms one or more of the bases of liability now or hereafter under the laws, decisions or regulations of, any Governmental Authority in any jurisdiction in which Borrower has owned, leased, or operated real property or disposed of hazardous materials, or by any Federal government authority, including, without limitation, any material or substance which is (i) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws, or (ii) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls, or radioactive substances.

                  "Indebtedness" of any Person shall mean: (i) all indebtedness of such Person for Money Borrowed or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or Lender under such agreement in the event of default (as defined therein) are limited to repossession or sale of such property); (iv) all Capital Lease Obligations; (v) all Guaranteed Indebtedness; (vi) all Indebtedness referred to in clauses (i), (ii), (iii),
(iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (vii) the Obligations; and (viii) all liabilities under Title IV of ERISA.

                  "Instruments" shall mean all "instruments," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located, including, without limitation, all certificated securities and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Intercreditor Agreement" means that certain intercreditor agreement, dated as of the date hereof, by and among the Borrower, BTITC, the Agent, Bank of America, the other financial institutions from time to time party to this Agreement, GECC, the other financial institutions party to the GECC Loan Agreement and GECC, as Agent.

                  "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and a financial institution satisfactory to the Required Lenders providing for the transfer or mitigation of interest risk either generally or under specific contingencies.

                  "Interest Reserve" shall mean that portion of the proceeds of BTITC's issuance of the BTITC Senior Notes which was pledged as security for, and held in a special account and used to make, the first six scheduled interest payments on the BTITC Senior Notes.

                  "Inventory" shall mean all "inventory," as such term is defined in the Code, now or hereafter owned or acquired by Borrower, wherever located, and, in any event, including, without limitation, inventory, merchandise, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including, without limitation, other supplies but excluding Borrower's pagers.

                  "Investment Account" shall mean a brokerage or other account held in the name of Borrower which at all times shall be subject to the second priority perfected security interest of Agent, for the benefit of the Lenders, pursuant to the Borrower Pledge Agreement.

                  "IPO" shall mean an initial public issuance of Stock by BTITC or Borrower.

                  "IPO Date" shall mean the closing date of the IPO.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "IRS" shall mean the Internal Revenue Service, or any successor thereto.

                  "Leases" shall mean all of those leasehold estates in real property now owned or hereafter acquired by Borrower, as lessee.

                  "Lenders" shall mean Bank of America and, if at any time Bank of America shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee(s) or such other members of the syndicate.

                  "Leverage Ratio" shall mean, as of the end of any Fiscal Quarter, the ratio of (a) the Senior Debt outstanding as of the last day of such Fiscal Quarter to (b) the Borrower's cumulative EBITDA for the four (4) consecutive Fiscal Quarters ending on such date.

                  "LIBOR" shall mean the rate per annum equal to the offered rate on Eurodollar deposits for the specified LIBOR Option period (the "LIBOR Option Period") selected by Borrower, as quoted by Telerate News Service on page 3750 which is the official British Bankers Association fixing rate recorded at 11:00 a.m. London setting time on the date two Business Days prior to the first day of such interest period

                  "LIBOR Advance" shall mean any advance of funds by Lenders to Borrower hereunder that will bear interest at the LIBOR Option.

                  "LIBOR Breakage Costs" shall mean with respect to the conversion of any of the Loans from LIBOR Option to Prime Rate Option at a time other than the conclusion of a previously selected LIBOR Option Period (whether upon a Default, Event of Default or otherwise), any loss, cost or expense including without limitation, lost profit, incurred by Lenders as a result of the liquidation or reemployment of deposits or other funds acquired by Lenders to fund or maintain such LIBOR Advance.

                  "LIBOR Business Day" shall mean, for purposes of the determination of LIBOR Option, any day other than a Saturday, Sunday or a day on which banking institutions in Charlotte, North Carolina are authorized or obligated by law or executive order to remain closed and on which transactions in U.S. dollars are conducted in the London interbank market, as determined by the Agent.

                  "LIBOR Determination Date" shall mean, for purposes of the determination of LIBOR Option, three (3) LIBOR Business Days prior to the Business Day of the proposed Advance.

                  "LIBOR Option" shall mean an annual rate of interest equal to the then applicable reserve adjusted one (1), two (2), or three (3) month LIBOR as selected by Borrower, plus the then applicable LIBOR Option Percentage set forth in the definition of Applicable Spread.

                  "LIBOR Option Period" shall have the meaning set forth in the definition of "LIBOR."

                  "Lien" shall mean: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capital Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, (c) any Indebtedness which is unpaid more than thirty (30) days after the same shall have become due and payable and which if unpaid could reasonably be expected to by law (including, but not limited to, bankruptcy and insolvency laws) or otherwise be given any priority whatsoever over general unsecured creditors of such Person, and (d) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction.

                  "Loan Account" shall have the meaning specified in Section
1.12.

                  "Loan Documents" shall mean the Agreement, the Notes, the Collateral Documents, the Guaranty, the FSM Guaranty, the BTOV Guaranty, the Loftin Subordination Agreement, the BTITC Subordination Agreement, the BTITC Subordinated Note, the Bank of America Fee Letter and all such other instruments, agreements and documents as are executed and delivered in connection herewith or therewith, as any of the foregoing may be amended, supplemented or otherwise modified from time to time.

                  "Loans" shall mean and include the outstanding and unpaid balance, from time to time, of the loans and advances made by Lenders to Borrower pursuant to the Credit Facility.

                  "Loftin" shall mean Peter T. Loftin, Chairman and Chief Executive Officer of BTITC.

                  "Loftin Notes" shall mean any and all notes evidencing the obligation of Borrower to pay to Loftin the amount or aggregate amounts of the notes described in Schedule 1.1(c); provided, however, that in no event shall the aggregate principal amount thereof exceed $2,000,000.

                  "Loftin Subordinated Debt" shall mean all Indebtedness of Borrower or any Subsidiary of Borrower to Loftin, including without limitation the Indebtedness evidenced by the Loftin Notes.

                  "Loftin Subordination Agreement" shall mean that certain Loftin Subordination Agreement, dated as of the Closing Date, substantially in the form attached hereto as Exhibit E, among Agent, Borrower and Loftin with respect to the Loftin Notes, as the same may be amended, modified or supplemented from time to time.

                  "Material Adverse Effect" shall mean: (i) a material adverse effect, whether individually or in the aggregate, on (a) the business, assets, operations, prospects or financial or other condition of Borrower or the industry within which Borrower operates; or (b) Borrower's ability to pay or perform the Obligations under the Transaction Documents in accordance with the terms thereof; or (c) Guarantor's ability to pay or perform its obligations under the Transaction Documents to which Guarantor is a party in accordance with the terms thereof; or (d) Guarantor's ability to pay or perform its obligations under the BTITC Senior Notes; or (e) the Collateral or Lenders' Liens on the Collateral or the priority of any such Lien, or (f) Lenders' rights and remedies under the Agreement or the other Transaction Documents, or (ii) the incurrence by Borrower of any liability, contingent or liquidated (other than Indebtedness or another liability otherwise permitted or not prohibited hereunder), which has an actual or estimated incurrence of liability, or dollar exposure or loss, greater than $1,000,000 to Borrower which loss or liability may or may not be reflected on Borrower's income statement.

                  "Material Default" shall be applicable only to the definition of a Permitted Payment and shall mean a Default or Event of Default under subparagraphs (a), (b)(but only as to Section 6.11 or Section 6.20), (h), (i) or
(j) of Section 8.1.

                  "Maturity Date" shall mean September 22, 2002.

                  "Maximum Lawful Rate" shall have the meaning assigned to such term in Section 1.8(g) of the Agreement.

                  "Maximum Credit Loan" shall mean an amount equal to $60,000,000.

                  "Measurement Date" shall mean the last day of the Fiscal Quarter immediately preceding the commencement of the Fiscal Quarter for which Applicable Spread, Maximum Credit Loan, or Senior Debt is being calculated.

                  "Money Borrowed" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or
(iii) upon which interest charges are customarily paid (other than trade Indebtedness) or that was issued or assumed as full or partial payment for property, (c) Indebtedness that constitutes a Capitalized Lease Obligation, and
(d) Indebtedness that is such by virtue of clause (v) of the definition thereof, but only to the extent that the Guaranteed Indebtedness would constitute Indebtedness for Money Borrowed.

                  "Multiemployer Plan" shall mean a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA, and to which Borrower or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Net Cash Proceeds" shall mean (i) with respect to any Disposition, the aggregate cash payments received (directly or indirectly), including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, therefrom, but only as and when received, net of all reasonable legal and investment banking fees and expenses, title and recording tax expenses, commissions, fees and expenses incurred in obtaining regulatory approvals and other reasonable and customary fees and expenses incurred or agreed to be incurred, all foreign, federal, state and local income or other Taxes estimated to be payable currently, attributable thereto, and the amount of any contractually required repayments of Indebtedness (other than repayments required by Section 1.4(b) hereof) to the extent secured by a Permitted Lien on such Subject Property; and (ii) with respect to the issuance of any equity of Borrower (in accordance with and subject to Section
6.5 hereof), the aggregate cash payments received (directly or indirectly) from such issuance (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, therefrom, but only as and when received), net of reasonable underwriting discounts, commissions and other reasonable costs associated therewith.

                  "Non-Material Default" shall be applicable only to the definition of a Permitted Payment and shall mean a Default or Event of Default other than a Material Default.

                  "Nortel" shall mean Northern Telecom, Inc.

                  "Nortel Agreement" shall mean that certain Network Products Purchase Agreement dated July 2, 1998 by and between the Borrower and Nortel, as amended, modified or supplemented from time to time insofar as the same relates to the Project.

                  "Note" shall mean a note dated the Closing Date, substantially in the form attached hereto as Exhibit G, as the same may be amended, modified or supplemented from time to time (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to Lenders or different Lenders, whether issued in connection with a Person becoming a Lender after the Closing Date or otherwise), evidencing the Obligation of Borrower to pay the aggregate amount of Advances outstanding from time to time (regardless of whether in excess of the Maximum Credit Loan) together with all earned or accrued, but unpaid, interest thereon calculated in accordance with Section 1.8 hereof.

                  "Notice of Advance" shall have the meaning assigned to such term in Section 1.2(a).

                  "Notice of Conversion/Continuation" shall have the meaning assigned to such term in Section 1.8(b).

                  "Obligations" shall mean all loans, advances, debts, liabilities, and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower, Agent or the Lenders, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Transaction Documents (as the same may be amended, modified or supplemented from time to time). This term includes, without limitation, all principal, interest, (including, without limitation, interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of Borrower), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Transaction Documents.

                  "PARI PASSU Collateral" shall mean all cash and Temporary Cash Investments of Borrower in which both the Agent, on behalf of the Lenders and the agent, on behalf of the lenders under the GECC Loan Agreement have security other than (i) the cash of Borrower held in certain GECC lockbox accounts listed on Schedule 1 to the Intercreditor Agreement; and (ii) Proceeds of Accounts that the Borrower is required to cause to be deposited in accounts listed on Schedule 1 to Intercreditor Agreement in accordance with the GECC Loan Agreement, but which are erroneously deposited in accounts other than those listed on Schedule 1 to the Loan Agreement, which Proceeds of Accounts shall at all times constitute GECC's collateral.

                  "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by Borrower granting any right with respect to any invention on which a Patent is in existence.

                  "Patents" shall mean all of the following in which any Borrower now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and
(ii) all reissues, continuations, continuations-in-part or extensions thereof.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Pension Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which Borrower or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Perfection Certificate" shall mean a certificate dated the Closing Date, substantially in the form attached hereto as Exhibit F.

                  "Permitted Dividends" shall mean dividends on or other payments with respect to the Stock of Borrower, otherwise falling within the definition of Restricted Payments, (i) to which Agent has given its prior written consent or (ii) which constitutes a Permitted Payment.

                  "Permitted Liens" shall mean the following Liens or encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 5.2(b) of the Agreement; (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of Borrower; (v) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (vi) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $150,000 at any time; (vii) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party; (viii) any attachment or judgment lien, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay; (ix) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates; (x) Liens relating to Permitted Purchase Money Indebtedness which at all times secure only the tangible asset which is being financed by the Purchase Money Indebtedness; (xi) the Liens set forth in Schedule 6.7 of the Agreement; and (xii) the Liens created pursuant to the terms and conditions of the GECC Loan

Agreement, to the extent such Liens are consistent with the terms and conditions of the Intercreditor Agreement.

                  "Permitted Management Fee" shall mean a fee payable to BTITC equal to all reasonable fees and expenses actually incurred by BTITC (other than any fees or expenses paid to Affiliates) in connection with its operations and required actions in connection with the BTITC Senior Notes.

                  "Permitted Payment" means (1) (a) a BTITC Payment under circumstances where (b) no Default or Event of Default then exists under this Agreement or would result from the making of such payment; provided that (x) if any such then existing or prospective Default or Event of Default is a Non-Material Default, then the prohibition against making such BTITC Payment shall expire on the earlier of (i) the date which is one hundred eighty-one days after the effective date of such Non-Material Default or (ii) the date on which such Non-Material Default is cured or waived in writing unless, as of either such subsequent date, a Material Default then exists or would result from the making of such BTITC Payment (in which case such prohibition shall continue until any such Material Default is cured or waived by Agent in writing), and (y) if such then existing or prospective Default or Event of Default is a Material Default, then the prohibition against making such BTITC Payment shall expire if and when (i) any such Material Default has been cured or waived in writing by Agent and (ii) no other Material Default then exists or would result from the making of such BTITC Payment; provided, however, and notwithstanding anything to the contrary contained in or implied by the foregoing, Borrower shall not be prohibited from making BTITC Payments for more than 180 days in any consecutive 360 day period unless such prohibition (A) results from an existing Material Default or a Material Default that would result from the making of such payment and (B) only continues for so long as either (i) such Material Default continues to exist or (ii) a Material Default would result from the making of a BTITC Payment; or (2) payments in satisfaction of the Former Employee Indebtedness under circumstances where (a) no Default or Event of Default then exists under this Agreement or would result from the making of such payment and (b) such payment is made solely from funds held in the Investment Account, or (3) regularly scheduled payments of principal of the Loftin Notes, not to exceed $100,000 per month, under circumstances where no Default or Event of Default then exists under this Agreement or would result from the making of such payment; or (4) distributions or other payments required to satisfy income tax obligations of certain former shareholders of Borrower relating to tax years of Borrower ending on or prior to the Closing Date; or (5) payments to GECC pursuant to the terms and conditions of the GECC Loan Agreement, to the extent such payments are consistent with the terms and conditions of the Intercreditor Agreement.

                  "Permitted Purchase Money Indebtedness" shall mean Purchase Money Indebtedness incurred by Borrower after the Closing Date up to an aggregate outstanding principal amount at any time during the term hereof of $1,500,000; provided, that before and after giving effect to the incurrence of such Indebtedness, (i) Borrower is in compliance with the financial covenants set forth in Section 6.11 hereof and (ii) there is or will be no other Default or Event of Default hereunder.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Plan" shall mean, with respect to Borrower or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Prime Index Rate" shall mean the prime or base rate of interest most recently published or announced by Bank of America, which rates normally appear daily in the "Money Rates" column of The Wall Street Journal (whether or not such rate is actually charged by any Bank of America).

                  "Prime Rate Option" shall mean an annual rate of interest equal to the sum of the then applicable Prime Index Rate plus the then applicable Prime Rate Option Percentage set forth in the definition of Applicable Spread.

                  "Prime Rate Option Advance" shall mean any advance of funds by Lenders to Borrower hereunder that will bear interest at the Prime Rate Option.

                  "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include, without limitation: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (iii) any claim of Borrower against third parties (a) for past, present or future infringement of any Patent or Patent License or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (iv) any recoveries by Borrower against third parties with respect to any litigation or dispute concerning any of the Collateral; and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

                  "Project" shall mean the fiber optic network and associated optronics purchased by the Borrower pursuant to the Qwest Agreement or the Nortel Agreement with the segments, fibers and mileage set out on Schedule 1.1(b), either delivered or to be delivered, in all material respects, as set forth in the Segment Delivery and Completion Plan delivered by the Borrower on the Closing Date.

                  "Project Costs" shall mean, at any time, all costs and expenses reasonably and necessarily incurred by the Borrower to finance and complete the Project substantially in accordance with the Qwest Agreement, the Nortel Agreement and the Segment Delivery and Completion Plan, and which the Borrower has submitted to the Agent pursuant to a Notice of Advance.

                  "Projections" shall mean the projections referred to in paragraph 2 of Schedule 3.4 to the Agreement.

                  "Purchase Money Indebtedness" shall mean Indebtedness created after the Closing Date to finance the payment of all or any part of the purchase price (not in excess of fair market value thereof) of any tangible asset.

                  "Qualified Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under
Section 401(a) of the IRC, and which Borrower or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Quarterly Compliance Certificate" shall have the meaning set forth in Section 4.1(k).

                  "Qwest" shall mean Qwest Communications Corporation.

                  "Qwest Agreement" shall mean that certain IRU Agreement dated as of October 31, 1997 by and between Qwest and the Borrower, as amended by the First Amendment to IRU Agreement as the same was executed by Qwest and Borrower on April 13, 1999 and April 19, 1999, respectively, and as further amended, modified or supplemented from time to time insofar as the same relates to the Project.

                  "Release" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

                  "Reportable Event" shall mean any of the events described in
Section 4043(c) of ERISA.

                  "Required Interest Rate Protection Policy" shall have the meaning set forth in Section 5.21.

                  "Required Lenders" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Commitments of all Lenders, or
(b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of all Loans.

                  "Restricted Payment" shall mean: (i) the declaration or payment of any dividend or the occurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock, (ii) any payment on account of the purchase, redemption, defeasance or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to any Subordinated Indebtedness; (iv) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person;
(v) any payment of management fees (or other fees of a similar nature) by such Person to any stockholder of such Person or their Affiliates, other than a Permitted Management Fee; and (vi) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person, except for any payments made pursuant to compensation programs consistent with past practice.

                  "Retiree Welfare Plan" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                  "SEC" shall mean the U.S. Securities and Exchange Commission or any successor thereto or to the functions thereof.

                  "Schedule of Accounts" shall mean a Schedule of all Accounts to be delivered by Borrower to Agent pursuant to Section 5.10(a) of the Security Agreement.

                  "Schedule of Documents" shall mean the Schedule, including all appendices, exhibits or Schedules thereto, listing certain documents and information to be delivered in connection with the Transaction Documents and the transactions contemplated thereunder, substantially in the form of Annex B to the Agreement.

                  "Schedule of Equipment" shall mean a Schedule of all Equipment to be delivered by Borrower to Agent pursuant to Section 5.10(c) of the Security Agreement.

                  "Schedule of Inventory" shall mean the Schedule of all Inventory to be delivered by Borrower to Agent pursuant to Section 5.10(b) of the Security Agreement, including, without limitation, Borrower's internal reports classifying and valuing Inventory.

                  "Security Agreement" shall mean that certain Security Agreement, dated the Closing Date, substantially in the form attached hereto as Exhibit H, executed by Borrower in favor of Agent for the benefit of the Lenders, as may be amended, modified or supplemented from time to time.

                  "Security Interest" shall mean the Liens of Agent for the benefit of the Lenders on and in the Collateral effected by the Security Agreement or by any of the other Collateral Documents or pursuant to the terms hereof or thereof.

                  "Segment Delivery and Completion Plan" shall mean the Segment Delivery and Completion Plan set forth on Schedule 1.1(b).

                  "Senior Debt" shall mean GECC Loans, the Credit Loan and other Indebtedness permitted by the Lenders from time to time and designated by the Lenders as "Senior Debt" for the purposes of this Agreement in writing to the Borrower, but shall not include the BTITC Subordinated Debt.

                  "Settlement Date" shall have the meaning set forth in Section 10.8(a)(ii).

                  "Solvency Certificate" shall mean a certificate to be dated as of the Closing Date and executed by the Chief Executive Officer or President of Borrower in the form attached hereto as Exhibit I; together with a "fair value" balance sheet for Borrower and BTITC, on a consolidated and consolidating basis, together with cash flow projections and such other supporting data, information, estimates and projections as Agent may request, all in form and substance (including, without limitation, the respective net worth and financial condition of Borrower and BTITC reflected therein) acceptable to the Agent.

                  "Stated Index Rate" shall mean (a) the Prime Rate Option, or
(b) the LIBOR Option.

                  "Stock" shall mean all shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

                  "Subject Property" shall mean all real and personal, tangible and intangible, property owned, leased or operated by Borrower or any Subsidiary of Borrower.

                  "Subordinated Indebtedness" shall mean the Indebtedness existing pursuant to the BTITC Subordinated Debt and the Loftin Subordinated Debt.

                  "Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership in which such Person or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

                  "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

                  "Temporary Cash Investments" shall mean any of the following:
(i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof; (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of 50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above; (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Services; and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision of taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Services or Moody's Investors Service, Inc.; provided, in each case, any such Investment shall be held in the Investment Account.

                  "Termination Date" shall mean the date on which the Credit Loan and any other Obligations have been completely discharged, and Borrower shall have no further right to borrow any monies or obtain other credit extensions or financial accommodations under the Agreement.

                  "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

                  "Total Commitment" shall mean $60,000,000, or such lesser applicable amount as is described in clause (A) of the definition of Credit Borrowing Availability.

                  "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by Borrower granting any right to use any Trademark or Trademark registration.

                  "Trademarks" shall mean all of the following now owned or hereafter acquired by Borrower: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

                  "Transaction Documents" shall mean the Loan Documents a nd the Intercreditor Agreement.

                  "Transmission Services" shall mean and include all of, and each component of, each and all telephony services, telecommunications services, communications services and data transmission services sold or otherwise delivered by Borrower to any Person, including without limitation switched services (including origination and termination), special access services, facsimile transmission, Internet access, paging, and other retail and wholesale communications services ancillary, related to or comprising the transmission of voice, images or data; provided, however, that the term "Transmission Services" shall not include the services provided by Borrower to any customer pursuant to the terms of the Fiber Use Agreement.

                  "Transmission Services Proceeds" shall mean and include all cash, products, services or other tangible or intangible property received by or due or owed to Borrower from any person or entity as a result of the provision of Transmission Services.

                  "UCC" shall mean the Uniform Commercial Code.

                  "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (ii) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower or any ERISA Affiliate as a result of such transaction.

                  "Welfare Plans" shall mean any welfare plan, as defined in
Section 3(1) of ERISA, which Borrower or any ERISA Affiliate maintains or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute.

                  "Wholesale Provider(s)" shall mean and include other telecommunications service providers who purchase services and facilities from Borrower for repackaging and resale to third parties.

                  "Withdrawal Liability" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

                  "Working Capital" shall mean the excess of Borrower's current assets over its current liabilities (excluding current maturities of Senior
Debt) as of any date as reported in accordance with GAAP.

                  "Year 2000 problem" shall have the meaning set forth in
Section 3.29.

                  (b) Any accounting term used in the Agreement shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in the Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of California to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" or other words of similar import refer to the Agreement as a whole, including the Exhibits and Schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

                  (c) Capitalized terms used herein shall have the meanings ascribed to them in Section 1.1 of, or elsewhere in, this Agreement, including, without limitation, the incorporation by reference of terms defined in other instruments, agreements or other documents. All Schedules, Attachments, Exhibits and Annexes hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. Unless otherwise expressly set forth herein, or in a written amendment referring to such Schedules, all Schedules referred to herein shall mean the Schedules as in effect on the Closing Date. The recitals set forth in the preamble to this Agreement shall be construed as part of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

                  (d) All terms in this Agreement, the Exhibits and Schedules hereto, shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

                  (e) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to Schedules or exhibits to, another document or instrument.

                  (f) Each definition of an instrument, agreement or other document in this Agreement shall include the same as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

                  (g) Except where specifically restricted, reference to a party to a Transaction Document includes that party and its successors and assigns permitted hereunder or under such Transaction Document.

                  (h) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Transaction Document, such time shall be the local time in Charlotte, North Carolina.

                  (i) Whenever the phrase "to the knowledge of the Borrower" or words of similar import relating to the knowledge of the Borrowers are used herein, such phrase shall mean and refer to (i) the actual knowledge of the President or Chief Financial Officer, or (ii) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a good faith attempt to ascertain the accuracy of the matter to which such phrase relates.

                  (j) The terms accounts, chattel paper, documents, equipment instruments, general intangibles and inventory, as and when used (without being capitalized) in this Agreement or any of the other Transaction Documents, shall have the meanings given those terms in the Code.

                  (k) All parties hereto (i) have had access to, and have consulted with, their respective counsel, and (ii) have participated in the drafting and creation of this Agreement and the other Transaction Documents, and therefore neither this Agreement nor any of the other Transaction Documents, nor any provision hereof or thereof, shall be construed more strictly against any party hereto or in favor of any party hereto as the result of any presumption that one party had a more dominant role in such drafting.

                  1.2 Loans.

                  (a) Upon and subject to the terms and conditions set forth herein, each Lender agrees to, severally, but not jointly, make available, from time to time, until the Commitment Termination Date, for Borrower's use and upon the request of Borrower therefor, advances (each, an "Advance") in aggregate amounts equal to such Lenders' Commitment Percentage of each such Loan requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Commitment Percentage of the Maximum Credit Loan; provided, however, that the aggregate principal amount of the Credit Loans (after giving effect to the Loans requested) shall not at any given time exceed the Credit Borrowing Availability. The Lenders' obligation to make the initial Advance on the Closing Date shall be subject to Sections 2.1 and 2.2 and such initial Advances shall not exceed the aggregate amount of $37,500,000. The Lenders' obligation to make the second Advances shall be subject to Section 2.2 and such second Advances shall not exceed in aggregate the remaining undrawn amount of the Total Commitment. Each request for an Advance shall be given in writing (by telecopy, hand delivery, or United States mail) by Borrower to Agent at the Agent's Charlotte, North Carolina office, by facsimile, given no later than 10:00 a.m. (Charlotte, North Carolina time) on the applicable LIBOR Determination Date with respect to a proposed LIBOR Advance or on the Business Day of the proposed Prime Rate Option Advance. Each such notice (a "Notice of Advance") shall be substantially in the form attached hereto as Exhibit J hereto, specifying therein the requested date, the amount of such Advance and such other information as may be required by Agent. Agent shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any Notice of Advance believed by Agent to be genuine and in assuming that the persons executing and delivering the same were duly authorized unless the responsible individual acting thereon for Agent shall have actual knowledge to the contrary.

                  (b) Each Lender's Credit Loans and the Borrower's obligation to repay such Credit Loans shall also be evidenced by a Note payable to the order of such Lender. The date and amount of each Advance and each payment of principal with respect thereto shall be recorded on the books and records of each such Lender, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded.

                  (c) Subject to the provisions of Section 10.8, Agent shall promptly notify Lenders of any notice of borrowing given or deemed given pursuant to this Section 1.2 by 2:00 p.m. (Charlotte, North Carolina time) on the proposed borrowing date with respect to any Prime Rate Option Advance or on the applicable LIBOR Determination Date with respect to a LIBOR Advance. The notice from Agent to Lenders shall set forth the information contained in Borrower's Notice of Advance. Not later than 3:30 p.m. (Charlotte, North Carolina time) on the proposed borrowing date, each Lender will make available to Agent, for the account of Borrower, at Agent's Office in funds immediately available to Agent, an amount equal to such Lender's Commitment Percentage of the Credit Loans to be made on such borrowing date.

        1.3 Making of Loans.

                  (a) Nature of Obligations of Lenders to Make Loans. The obligations of Lenders under this Agreement to make the Loans are several and are not joint or joint and several. All Advances shall be made from the Lenders pro rata on the basis of their Commitment Percentage. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make or support Loans hereunder and that each Lender shall be obligated to make or support the Loans provided to be made or supported by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

                  (b) Assumption by Agent. Subject to the provisions of Section
10.8 and notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Credit Loans hereunder, unless Agent shall have received notice from a Lender in accordance with the provisions of Section 10.8 prior to a proposed borrowing date that such Lender will not make available to Agent such Lender's ratable portion of the amount to be borrowed on such date, Agent may assume that such Lender will make such portion available to Agent in accordance with Section 1.2, and Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Lender shall not make such ratable portion available to Agent, such Lender and Borrower severally agree to repay to Agent forthwith on demand (provided Borrower shall be entitled to a five-day grace period) such corresponding amount (the "Make-Whole Amount"), together with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent at the interest rate selected by Borrower with respect to such Advance or, if lower, the Maximum Lawful Rate; provided, however, if on the interest payment date next following the date on which any Lender pays interest to Agent on a Make-Whole Amount as aforesaid, Borrower defaults in making the interest payment due, then Agent shall reimburse such Lender for the excess, if any, of the amount of interest so paid by such Lender on the Make-Whole Amount over the amount of interest that such Lender would have paid had such Lender been required to pay interest on the Make-Whole Amount at the Prime Rate Option. If such Lender shall repay to Agent such corresponding amount, the amount so repaid shall constitute such Lender's Commitment Percentage of the Loan made on such borrowing date for purposes of this Agreement. The failure of any Lender to make its Commitment Percentage of any Loan available shall not (without regard to whether Borrower shall have returned the amount thereof to Agent in accordance with this Section
1) relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

                  (c) Delegation of Authority to Agent.

                       (i) Without limiting the generality of Article 10, each Lender expressly authorizes Agent to determine on behalf of such Lender the creation or elimination of any reserves against the Credit Facility. Such authorization may be withdrawn by the Required Lenders by giving Agent written notice of such withdrawal signed by the Required Lenders; provided, however, that unless otherwise agreed by Agent such withdrawal of authorization shall not become effective until the thirtieth (30th) Business Day after receipt of such notice by Agent. Thereafter, the Required Lenders shall jointly instruct Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine.

                       (ii) Unless and until Agent shall have received written notice from the Required Lenders that because of a Default or Event of Default the Required Lenders do not intend to make available to Agent such Lenders' ratable share of Loans made after the effective date of such notice, Agent shall be entitled to continue to make the assumptions described in Section 1.3(b). After receipt of the notice described in the preceding sentence, which shall become effective on the third (3rd) Business Day after receipt of such notice by Agent unless otherwise agreed by Agent, Agent shall be entitled to make the assumptions described in Section 1.3(b) as to any Loans as to which it has not received a written notice to the contrary prior to 11:00 a.m. (Charlotte, North Carolina time) on the Business Day next preceding the day on which the Loan is to be made. Agent shall not be required to make any Loan as to which it shall have received notice by a Lender of such Lender's intention not to make its ratable portion of such Loan available to Agent. Any withdrawal of authorization under this Section 1.3(c) shall not affect the validity of any Loans made prior to the effectiveness thereof.

                  (d) Reduction of Total Commitment.

                       (i) Voluntary Reduction. The Borrower may terminate in whole, or reduce ratably, any unused portion of the Total Commitment, subject to Lenders' satisfaction that the Project will be delivered in all material respects in accordance with the Segment Delivery and Completion Plan; provided, however, that the Borrower shall give the Agent ten (10) days advance written notice that such reduction shall be permanent, and that such reduction shall be in a minimum amount of $1,000,000 and in integral multiples of $1,000,000 in excess of such amount.

                       (ii) Mandatory Reduction. In the event that there are any unused portions of the Total Commitment on the Commitment Termination Date, such unused portion may be cancelled by the Agent, on behalf of the Lenders.

         1.4 Prepayment.

                  (a) Optional Prepayment. Borrower shall have the right at any time upon sixty (60) days prior written notice to Agent to voluntarily prepay all or part of the Credit Loan and terminate Borrower's right to receive and Lenders' obligation to make Advances, without premium or penalty, provided, that prior to any voluntary prepayment of less than all of the Credit Loan the Required Lenders shall be reasonably satisfied that the Project will be delivered in all material respects notwithstanding the economic effect of such prepayment, such satisfaction to be evidenced by written notice to the Borrower not later than 45 days after receipt of the notice of prepayment by the Agent. Upon such prepayment of all of the Credit Loan and such termination, Borrower's right to receive Advances and Borrower's obligation to pay the Commitment Fee shall simultaneously terminate. Such prepayment and termination shall be accompanied by the payment of all accrued and unpaid interest, Fees and expenses thereon.

                  (b) Mandatory Prepayment.

                       (i) [Reserved.]

                       (ii) In the event that the outstanding balance of the Credit Loan shall at any time exceed the Credit Borrowing Availability, Borrower shall immediately repay the Credit Loan in the amount of such excess with interest thereon until such repayment. Any such excess balance shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits thereof and of the Loan Documents and shall be evidenced by the Note.

                       (iii) Subject to Section 6.8, if Borrower shall make any Disposition or Dispositions, (whether occurring in one transaction or a series of transactions) an amount equal to such Net Cash Proceeds shall be applied to the payment of any then outstanding Credit Loans.

                       (iv) Subject to Section 6.5, following the occurrence of an Acceptable Equity Issuance, if Borrower shall issue any Stock (including, without limitation, any treasury stock of Borrower), an amount equal to such Net Cash Proceeds shall be applied to the payment of any then outstanding Credit Loans.

                       (v) On or after September 30, 2001, if Cash Balances exceed $30,000,000, an amount equal to such excess shall be applied to the payment of any outstanding Credit Loans; provided, however, that the Borrower shall not be required to make such prepayment if an Acceptable Equity Issuance has occurred; and provided, further, that the Borrower shall not be required to make such prepayment on or after the date that the Credit Loans outstanding are less than $10,000,000.

       1.5 Repayment of Principal. On the Maturity Date, the Borrower shall repay to the Agent, for the account of the Lenders, the Credit Loan, together with all other Obligations of the Borrower due and payable hereunder and under the Bank of America Fee Letter, in full in immediately available funds. In addition, the Borrower shall repay to the Agent, for the account of the Lenders, in immediately available funds, on the dates set forth on Schedule 1.5 hereto the percentage of the Credit Loan as of the Amortization Commencement Date.

       1.6 [Reserved.]

       1.7 Single Loan. The Credit Loan and all Advances and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the termination date, by all of the Collateral.

       1.8 Interest on the Loans.

           (a) Borrower shall be obligated to pay interest to Agent on behalf of Lenders on the outstanding principal balance of the Loans owing to Lenders from the Closing Date until the Credit Loan is paid in full either (i) a floating rate equal to the Prime Rate Option, or (ii) a fixed rate for interest periods of any LIBOR Option Period equal to its respective LIBOR Option.

           (b) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions set forth in Section 2.2, Borrower shall have the option to (i) request that any Advances be made as LIBOR Advances, (ii) convert at any time all or any part of outstanding Loans from Prime Rate Option Advances to LIBOR Advances, (iii) convert any LIBOR Advance to a Prime Rate Option Advance, subject to payment of LIBOR Breakage Costs if such conversion is made prior to the expiration of the LIBOR Option Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Advance upon the expiration of the applicable LIBOR Option Period and the succeeding LIBOR Option Period of that continued Loan shall commence on the last day of the LIBOR Option Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Advance must be a minimum of $1,000,000 and integral multiples of $1,000,000 in excess of such amount. Any such election must be made by 10:00 a.m. (Charlotte, N.C. time) on the LIBOR Determination Date prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Option, (2) the end of each LIBOR Option Period with respect to any LIBOR Advances to be continued as such, or (3) the LIBOR Determination Date prior to the date on which Borrower wishes to convert any Prime Rate Option Advances to a LIBOR Advance for a LIBOR Option Period designated by Borrower in such election. The Borrower shall not have outstanding LIBOR Advances for more than five (5) different LIBOR Option Periods on any date of determination. If no election is received with respect to a LIBOR Advance by 10:00 a.m. (Charlotte, N.C. time) on the LIBOR Determination Date prior to the end of the LIBOR Option Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing of if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Advance shall be converted to an Prime Rate Option Advance at the end of its LIBOR Option Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form attached hereto as Exhibit J-1.

           (c) Borrower shall pay interest to Agent on behalf of Lenders (i) in arrears for the preceding calendar month on the first (1st) day of each calendar month, commencing on September 1, 1999, (ii) on the Maturity Date, and (iii) if any interest accrues or remains payable after the Maturity Date, upon demand by Agent or the Lenders.

           (d) All computations of interest shall be made by Agent or the Lenders on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Prime Index Rate shall be determined (i) on the first Business Day immediately prior to the Closing Date, and (ii) thereafter, on the last Business Day of each calendar month for calculation of interest for the following month. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

           (e) Upon the occurrence of any Default and so long as any Default shall have occurred and be continuing and at the election of Agent (or upon the written request of the Required Lenders), the interest rate applicable to the Obligations (including, without limitation, the Loans), shall be increased by two percent (2%) per annum above the rate otherwise applicable (the "Default Rate") until such time as all of the Obligations of Borrower shall have been paid in full or, if earlier, such time as the Default or Event of Default shall have been cured or waived in writing by Lenders.

           (f) If any interest or other payment on the Credit Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

           (g) Notwithstanding anything to the contrary set forth in this
Section 1.8, if, at any time until payment in full of all of the Obligations, the Stated Index Rate for the Loan exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the Stated Index Rate shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Index Rate is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lenders from the making of the Loans hereunder is equal to the total interest which Lenders would have received had the Stated Index Rate been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the Stated Index Rate shall be the rate of interest provided in Sections 1.8(a) through (f) of this Agreement, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Lenders pursuant to the terms hereof exceed the amount which Lenders could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 1.8(g), shall make a final determination that Lenders have received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, Lenders shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid hereunder, then to the outstanding principal of the Obligations, then to Fees and any other unpaid Obligations and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

           (h) If after the date of this Agreement the introduction of, or any change in, any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or compliance by Agent or the Lenders therewith,

                  (i) subjects Agent or the Lenders to any tax, duty, charge or withholding on or from payments due from Borrower (excluding franchise taxes imposed upon, and taxation of the overall net income of, the Lenders), or changes the basis of taxation of payments, due the Lenders hereunder; or

                  (ii) imposes or increases or makes applicable any reserve requirement or other reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Agent or Lenders; or

                  (iii) imposes any other condition the result of which is to increase the cost to Agent or Lenders of making, funding or maintaining any Advances or reduces any amount receivable by Lenders in connection with Advances or requires Lenders to make payments calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by the Lenders; or

                  (iv) imposes or increases any capital requirement or affects the amount of capital required or expected to be maintained by Lenders or any corporation controlling Lenders, and Lenders determine that such imposition or increase in capital requirements or increase in the amount of capital expected to be maintained is based upon the existence of this Agreement or its Advances hereunder, all of which may be determined by Lenders' reasonable allocation of the aggregate of its impositions or increases in capital required or expected to be maintained, and the result of any of the foregoing is to increase the cost or reduce the rate of return to Lenders of making, renewing or maintaining the Loans hereunder, Borrower shall pay to Agent on behalf of the Lenders, and continue to make periodic payments to Agent, such additional amounts as may be necessary to compensate Agent and/or the Lenders for such additional cost incurred or reduced rate of return suffered.


       1.9 Fees.

           (a) Certain Fees to Agent. On the Closing Date, Borrower agrees to pay to Bank of America, individually, the Fees specified in that certain fee letter, dated July 16, 1999 among Borrower, BTITC, the Arranger and Bank of America, as amended from time to time (the "Bank of America Fee Letter").

           (b) Commitment Fee. As additional compensation for Lenders' costs and risks in making the total amount of the Maximum Credit Loan available to Borrower, Borrower agrees to pay to Agent for the account of each existing and non-defaulting Lender, in arrears, on the first (1st) Business Day of each month with respect to the immediately prior month, from the Closing Date through and including the Commitment Termination Date, a fee (the "Commitment Fee") for Borrower's non-use of available funds in an amount equal to 1.50% per annum of the difference between the respective daily averages of (i) the Credit Borrowing Availability less an amount equal to the reduction, if any, in the Total Commitment pursuant to Section 1.3(d)(i) and (ii) the Credit Loan to Borrower during the period for which the Commitment Fee is due.

       1.10 Receipt of Payments. Borrower shall make each payment under this Agreement not later than 1:30 p.m. (Charlotte, North Carolina time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account without setoff, counterclaim or deduction whatsoever to Agent for the account of the Lenders entitled thereto. For purposes of computing interest and fees and determining the Credit Borrowing

Availability, all payments (including, without limitation, cash sweeps) consisting of cash, wire, or electronic transfers in immediately available/collected funds shall be deemed received by Agent on the Business Day of such deposit in the Collection Account.

       1.11 Application and Allocation of Payments. Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of Borrower, and Borrower irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of Borrower and in repayment of Credit Loan as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, the same shall be applied in the following order: (i) then due and payable Fees and Agent's expenses reimbursable hereunder; (ii) then due and payable interest payments; and (iii) Obligations other than Fees, expenses and interest. Agent is authorized to, and at its sole election may, make or cause to be made Advances on behalf of Borrower for payment of all Fees, expenses, charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Transaction Documents, even if the making of such Advance causes the outstanding balance of the Credit Loan to exceed the Credit Borrowing Availability, and Borrower agrees that the making of any such Advance in excess of the Credit Borrowing Availability shall constitute an automatic Default entitling Agent to exercise all rights and remedies available to Agent under this Agreement, the other Transaction Documents, or Applicable Law; provided, however, that prior to taking any action in connection with such automatic Default, Agent shall provide Borrower with written notice one day prior to taking such action.

       1.12 Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books (such Loan Account shall be for accounting purposes only and shall not be a bank account) to record: (a) all Advances, (b) all payments made by Borrower, and (c) all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided, that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Agent shall render to Borrower a periodic accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless Borrower notifies Agent in writing of any objection to any such account (specifically describing the basis for such objection), within ninety
(90) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein unless Borrower, within ninety (90) days after the date any such accounting is rendered, shall notify Agent in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Agent's determination, based upon the facts available, of any item objected to by Borrower in such notice shall (absent manifest error) be final, binding and conclusive on Borrower, unless Borrower shall, at Borrower's expense, request Agent's independent auditor to resolve such objection within thirty (30) days following Agent's notification to Borrower of such determination, in which event the resolution by Agent's independent auditor shall be final, conclusive and binding.

       1.13 Indemnity.

           (a) Borrower shall indemnify and hold Agent, each Lender and the Affiliates, officers, directors, employees, attorneys and agents of Agent and each Lender (each, an "Indemnified Person"), harmless from and against any and all suits, actions, costs, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities and expenses (including, but not limited to, reasonable attorneys' fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, a "Claim") which may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended under this Agreement and the other Transaction Documents or in connection with or arising out of the transactions contemplated hereunder and thereunder, including, without limitation, any and all Environmental Liabilities and Costs; provided, that Borrower shall not be liable for any indemnification to such Indemnified Person to the extent that any such Claim results from such Indemnified Person's gross negligence or willful misconduct. NONE OF AGENT, ANY LENDER OR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

           (b) In any suit, proceeding or action brought by Agent or any Lender relating to any Account, Chattel Paper, Contract, Equipment, General Intangible, Instrument or Document or any other Collateral for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Instrument, or Document, Borrower shall save, indemnify and keep Agent or such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Borrower, all such obligations of Borrower shall be and remain enforceable against, and only against, Borrower and shall not be enforceable against Agent or any Lender.

           (c) Borrower hereby acknowledges and agrees that neither Agent nor any Lender (i) is now, or has ever been, in control of any of the Subject Property or the affairs of Borrower or any Subsidiary of Borrower, and (ii) has the capacity through the provisions of the Transaction Documents to influence Borrower's or any such Subsidiary's conduct with respect to the ownership, operation or management of any of the Subject Property.

           (d) Borrower, for itself and on behalf of its successors and assigns, hereby waives, releases and forever discharges any now existing or hereafter created or arising right or claim against Agent and each Lender and their assigns for contribution, reimbursement, indemnity or other similar rights against Agent or any Lender or their respective assigns in any way related to the use, storage, disposal, treatment or presence of any Hazardous Materials on, in or about the Subject Property, including any right to contribution that may exist in Borrower's favor pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any other similar law, statute or regulation under any applicable Federal or State law, or under any common law theory.

           (e) To induce Lenders to provide the LIBOR Option on the terms provided herein, if (i) any LIBOR Advances are repaid in whole or in part prior to the last day of any applicable LIBOR Option Period (whether that repayment is made pursuant to any provision of this Agreement or any other Transaction Document or is the result of acceleration, by operation of law or otherwise);
(ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Advances; (iii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Advances after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Advance after Borrower has given notice thereof in accordance herewith, Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from such reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this Subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Advances through the purchase of a deposit bearing interest at the LIBOR Option in an amount equal to the amount of that LIBOR Advance and having a maturing comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Advances in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.13(e) and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within twenty (20) Business Days of receipt thereof, specifying the basis for such objection in detail.

           (f) The indemnification in this Section 1.13 shall survive termination of this Agreement and the other Transaction Documents executed in connection herewith as well as payment of the Notes.

       1.14 Access Borrower shall, and shall cause each of its Subsidiaries to:
(i) provide access during normal business hours to Agent and any of its officers, employees and agents, as frequently as Agent determines to be appropriate, upon advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all times), to the properties and facilities of Borrower or any of its Subsidiaries; (ii) permit Agent and any of its officers, employees and agents to inspect, audit and make extracts from all of Borrower's records, files and books of account including, without limitation, management letters prepared by independent accountants; and (iii) permit Agent to inspect, review, evaluate and verify, from time to time, at Agent's discretion, the amount, quantity, value or condition of, or any other matter relating to, the Collateral and the records thereof of Borrower and its Subsidiaries at Borrower's or any Subsidiary's locations and at premises not owned by or leased to Borrower or such Subsidiary, and Borrower agrees to render to Agent, at Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Borrower shall, and shall cause each of its Subsidiaries to, make available to Agent and its counsel, as quickly as practicable under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with Federal, state and local regulatory agencies, and other instruments and documents which Agent may reasonably request. Agent shall have the right to discuss Borrower and its Subsidiaries' business, assets, liabilities, financial condition, results of operations and business prospects insofar as the same are reasonably related to the rights of Agent hereunder and under any of the other Transaction Documents, with Borrower and its Subsidiaries. Borrower shall deliver any document or instrument reasonably necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower, and shall maintain duplicate records or supporting documentation on media, including, without limitation, computer tapes and discs owned by Borrower. Borrower shall instruct its certified public accountants and its banking and other financial institutions to make available to Agent such information and records as Agent may reasonably request.

       1.15 Taxes.

           (a) Any and all payments by or on behalf of Borrower hereunder, in connection with the Loans or under the Note or any other Transaction Document, shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note, or any other Transaction Document to Agent for the account of Lenders, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Lenders receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

           (b) Borrower shall indemnify and pay Agent for the account of the Lenders, within ten (10) days of demand therefor, for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15 paid by Agent or any Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted; provided, however, that Agent and any such Lender shall reasonably cooperate with Borrower in connection with the contesting by Borrower of such amounts.

           (c) Within thirty (30) days of Agent's reasonable request therefor, Borrower shall furnish to Agent, at its address referred to in Section 11.8, the original or a certified copy of a receipt evidencing payment thereof of any material Taxes.

           (d) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the

Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service or the United States certifying as to such Foreign Lender's entitlement to such exemption ( a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

1.16     Capital Adequacy; Increased Costs; Illegality.

       (a) If any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

       (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding, or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16.

       (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Advance, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Advance at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Advances shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Advances owing by Borrower to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Prime Rate Option.

           (d) Replacement of Lender in Respect of Increased Costs. Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in this Section 1.16, Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower, with the consent of Agent, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be satisfactory to Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

           Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower's rights under this Section 1.16 shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

2. CONDITIONS PRECEDENT.

       2.1 Conditions to the Initial Advance and Extension of the Loans. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Lenders hereunder, Borrower shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and Lenders shall not be obligated to make the Loans or any advances thereof, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied, in the Required Lenders' sole discretion, or waived in writing by the Required Lenders:

           (a) the Closing Date shall have occurred and this Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, Agent and Lenders;

           (b) Agent shall have received such documents, instruments and agreements as it shall request in connection with the transactions contemplated by this Agreement, including, without limitation, all Schedules, Exhibits and Annexes hereto, each in form and substance satisfactory to Agent;

           (c) all due diligence with respect to this Agreement, the other Transaction Documents and the transactions contemplated herein and thereby, shall have been completed in a manner satisfactory to Agent, and all issues raised by such due diligence shall have been resolved to Agent's satisfaction;

           (d) Agent shall have received evidence satisfactory to Agent that Borrower has obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, including, without limitation, all requisite Governmental Authorities, with respect to the terms, and for the execution and delivery of this Agreement, the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby;

           (e) Agent shall have received evidence satisfactory to Agent that the insurance policies provided for in Section 3.19, Schedule 3.19 and Section 5.7 of the Security Agreement are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements, as appropriate, in favor of Agent on behalf of Lenders and in form and substance satisfactory to Agent;

           (f) Agent shall have received evidence satisfactory to Agent that Lenders have a valid and perfected second priority security interest as of the Closing Date in all of the Collateral (excluding the BofA Collateral) and a valid and perfected first priority security interest in the BofA Collateral, subject only to Permitted Liens (except for Liens created pursuant to the terms and conditions GECC Loan Agreement);

           (g) payment by Borrower of all Fees, costs, and expenses due on the Closing Date (including fees of consultants and counsel to Agent presented as of the Closing Date) including, without limitation, those set forth in Section 1.9 hereof and in the Bank of America Fee Letter;

           (h) no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of (i) this Agreement or any of the other Transaction Documents, or (ii) the BTITC Senior Notes, or the consummation of the transactions contemplated hereby or thereby and which, in Agent's sole judgment, would have a Material Adverse Effect on Borrower or materially impair the ability of Borrower or any party to the other Transaction Documents to perform their obligations hereunder or thereunder;

           (i) Agent shall have received (i) Borrower's unaudited financial statements for the Fiscal Month ending July 31, 1999 accompanied by those additional documents required by Section 4.1(a) hereof and (ii) a proforma consolidated balance sheet of BTITC and its Subsidiaries as of the Closing Date, based upon the latest available financial statements of Borrower, together with the consolidating balance sheets of Borrower used in preparing such consolidated balance sheet;

           (j) since December 31, 1998, no event has occurred which would have a Material Adverse Effect;

           (k) [Reserved];

           (l) [Reserved];

           (m) [Reserved];

           (n) [Reserved];

           (o) [Reserved];

           (p) Agent shall be satisfied regarding the availability of enforceable remedies related to the pledge of Borrower's Stock by BTITC and the pledge of Business Telecom of Virginia, Inc.'s and FS Multimedia, Inc.'s Stock by Borrower pursuant to the related pledge agreements and shall have received an opinion of Borrower's regulatory counsel addressed to Agent and the Lenders, in form and substance acceptable to Agent, with respect to the availability of certain remedies contained in such pledge agreements;

           (q) [Reserved];

           (r) any obligations of Borrower, whether to BTITC or any other Person, arising from or relating to Borrower's receipt of any of the proceeds of the BTITC Senior Notes, shall be subordinated to Borrower's obligations to Agent and Lenders pursuant to the Credit Facility;

           (s) Agent shall have received evidence satisfactory to Agent that Borrower has obtained all (A) necessary and appropriate general and collateral releases from prior lenders or creditors and (B) customary corporate and estoppel certificates;

           (t) Agent shall have received satisfactory opinions of counsel from Borrower's and BTITC's respective counsel (including local or special regulatory counsel as requested), in form and substance reasonably satisfactory to Agent;

           (u) Agent shall have received a Solvency Certificate, dated as of the Closing Date and executed by an Officer of Borrower;

           (v) [Reserved];

           (w) Agent shall have received, in form and substance satisfactory to Agent and consistent with the Transaction Documents, a fully executed amendment to the GECC Loan Agreement, related documentation and applicable financing statements;

           (x) Agent shall have received, in form and substance satisfactory to Agent, a fully executed Intercreditor Agreement;

           (y) Agent shall have received, in form and substance satisfactory to Agent, a fully executed consent and agreement concerning the Nortel Agreement;

           (z) Agent shall have received, in form and substance satisfactory to Agent, a fully executed and acknowledged notice of assignment concerning the Qwest Agreement;

           (aa) Agent shall have received, in form and substance satisfactory to Agent, a certificate dated as of the Closing Date and executed by an authorized officer of Borrower certifying that the Project Costs are according to industry standards and the Segment Delivery and Completion Plan in all material respects and attaching invoices and other documentation in form and substance satisfactory to Agent (evidencing Project Costs under the Qwest Agreement and the Nortel Agreement);

           (bb) Agent shall have received, in form and substance satisfactory to Agent, a certificate from the Arranger that the progress toward issuance of the planned IPO is satisfactory to the Arranger;

           (cc) Agent shall have received a certificate dated as of the Closing Date and executed by an authorized officer of Borrower certifying that the Borrower is in full compliance with the Interest Rate Protection Policy pursuant to Section 5.21; and

           (dd) Agent shall have received, in form and substance satisfactory to the Agent, the Guaranty, the BTOV Guaranty and the FSM Guaranty.

           (ee) Corporate Documents. Agent shall have received the following documents, each certified as indicated below, in form and substance satisfactory to the Agent:

                  (i) a copy of the certificate of incorporation as in effect, of each of BTITC, the Borrower and any Subsidiary, certified by the Secretary of State (or similar Governmental Authority) of its jurisdiction of organization, and a certificate, where available, as to the good standing of, payment of franchise taxes by and constitutive documents from such Secretary of State (or similar Governmental Authority), dated as of a date no earlier than 7 days prior to the Closing Date;

                  (ii) a certificate of an authorized officer of BTITC, the Borrower and any Subsidiary, dated the Closing Date, and certifying
           (w) that attached thereto is a true and complete copy of the by-laws of such Person, as in effect at all times from the date on which the resolutions referred to in clause (x) below were adopted to and including the date of such certificate, (x) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Person authorizing the execution, delivery and performance of such of the Transaction Documents to which such Person is or is intended to be a party and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (y) that constitutive documents of such Person, have not been amended since the date of the certification thereto furnished pursuant to clause
           (w) above and (z) as to the name, incumbency and specimen signature of each officer of such Person, executing such of the Transaction Documents to such Person is intended to be a party and each other document to be delivered by such Person from time to time in connection therewith (and the Agents and each Lender may conclusively rely on such certificate until the Agents receive notice in writing from such Person); and

                  (iii) a certificate of another authorized officer of such Person as to the name, incumbency and specimen signature of the authorized officer of such Person that signed the certificate referred to in clause (ii) above.

                  (iv) a certificate of the Borrower's qualification to do business, certified by the Secretary of State (or similar governmental official) of each jurisdiction where any portion of the Project is located.

           (ff) Officer's Certificates. The Agent shall have received an original counterpart of a certificate of an authorized officer of the Borrower, dated as of the Closing Date, to the effect that: (i) the representations and warranties of the Borrower contained in Section 3 hereof and the representations and warranties of the Borrower contained in each of the other Transaction Documents to which the Borrower is a party are true and correct in all material respects on and as of such date as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such date), (ii) no Material Adverse Effect, and no material adverse change in the projected cost of construction, business, operations, prospects or maintenance of the Project, or the business, operations, prospects, or financial condition of the Borrower or BTITC which could reasonably be expected to materially and adversely affect the ability of the Borrower or BTITC, to meet its respective obligations under the Transaction Documents has occurred and is continuing, and
(iii) no Default or Event of Default hereunder and no default by the Borrower has occurred and is continuing on such date and the Borrower is in compliance in all material respects with all provisions of the Transaction Documents, the Qwest Agreement, the Nortel Agreement and the GECC Loan Agreement, except for the Borrower's failure to make payments under the Nortel Agreement, which defaults the Borrower will cure within ten (10) days of the Closing Date.

           (gg) Agent shall have received the Borrower Pledge Agreement, together with the power of attorney relating thereto, each in form and substance acceptable to Agent.

           (hh) Agent shall have received an acknowledgement to the Borrower Pledge Agreement, dated as of or prior to the Closing Date among Morgan Stanley Dean Witter Investment Management Inc., Borrower, Agent and GECC as agent under the GECC Loan Agreement, regarding the investment account described in the Borrower Pledge Agreement, in form and substance acceptable to Agent.

           (ii) Agent shall have received the BTITC Pledge Agreement and the BTI Pledge Agreement, each in form and substance acceptable to Agent.

           (jj) Agent shall have received the BTITC Subordination Agreement, together with a copy of the amended and restated BTITC Subordinated Note evidencing its subordination to Borrower's Obligation hereunder, in form and substance acceptable to Agent.

           (kk) Agent shall have received the Loftin Subordination Agreement, together with a copy of the Loftin Subordinated Note in form and substance acceptable to Agent.

           (ll) Agent shall have received the Perfection Certificate, in form and substance acceptable to Agent.

           (mm) Agent shall have received the Note, in form and substance acceptable to Agent.

           (nn) Agent shall have received the Security Agreement, together with any schedules thereto, in form and substance acceptable to Agent.

           (oo) Agent shall have received the Collateral Assignment, in form and substance acceptable to Agent.

           (pp) Agent shall have received the power of attorney attached hereto as Exhibit O, in form and substance acceptable to Agent.

       2.2 Further Conditions to Each Advance. It shall be a further condition to the funding of the Loans and each Advance thereof that the following statements shall be true on the date of each such funding, Advance or incurrence, as the case may be:

           (a) all of Borrower's representations and warranties contained herein or in any of the other Transaction Documents shall be true and correct in all material respects on and as of the Closing Date and the date on which each such Advance is made, as though made or incurred on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date and except for changes therein permitted or contemplated by this Agreement;

           (b) no event shall have occurred and be continuing, or would result from the making of any Advance which constitutes a Default or an Event of Default;

           (c) each of the conditions set forth in Section 2.1(a) through (j) shall continue to be satisfied in all material respects by Borrower as of such date;

           (d) Agent shall have received, in form and substance satisfactory to Agent, evidences of payments due, or payments refinanced with respect to amounts owing under the Qwest Agreement or the Nortel Agreement in amounts equal to or greater than (i) the amount in the Notice of Advance after an Acceptable Equity Issuance has occurred and (ii) prior to such event, 200% of the amount set forth in the Notice of Advance (which amount shall not exceed the Credit Borrowing Availability less the Credit Loan), and, in the case of both clause (i) and
(ii), the Advance amounts in the Notice of Advance shall be in minimum amounts of $1,000,000 and integral multiples of $1,000,000 in excess of such amount; and

           (e) such funding shall have occurred not more than one (1) time in any thirty (30) day period and shall have occurred on or before the Commitment Termination Date.

           The request and acceptance by Borrower of the proceeds of any Advance shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this Section
2.2 have been satisfied, and (ii) a confirmation by Borrower of the granting and continuance of Lenders' Liens pursuant to the Security Agreement and the other Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

       To induce Lenders to make the Loans and each advance thereof, in each case as herein provided for, Borrower makes the following representations and warranties to Agent and to Lenders, each and all of which shall be true and correct as of the date of execution and delivery of this Agreement:

       3.1 Corporate Existence; Compliance with Law. Borrower, BTITC and each Subsidiary of Borrower: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect, and Borrower shall give Agent prompt notice of any additional jurisdictions in which Borrower, BTITC, or any Subsidiary of Borrower becomes qualified to do business after the Closing Date; (b) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (c) has all material licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all federal and state authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (d) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all local and municipal authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to obtain such licenses, permits, consents or approvals, make such filings or give such notices would not have a Material Adverse Effect; (e) is in compliance with its certificate or articles of incorporation and by-laws; and (f) is in compliance with all applicable provisions of law where the failure to comply would have or result in a Material Adverse Effect.

       3.2 Locations and Corporate or Other Names. The current locations of Borrower's executive offices, principal places of business (except for sales offices), corporate offices, all warehouses and premises within which any Collateral having an aggregate fair market value of $1,000,000 or more is stored or located and the location of all of its records concerning the Collateral are set forth in Schedule 3.2, and, except as set forth in Schedule 3.2, such location has not changed during the preceding twelve (12) months. During the prior five (5) years, except as set forth in Schedule 3.2, neither Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade name.

       3.3 Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by Borrower, BTITC and each Subsidiary of Borrower of the Transaction Documents and all instruments and documents to be delivered by Borrower, to the extent it is a party thereto, hereunder and thereunder, and the creation of all Liens provided for herein and therein: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) are not in contravention of any provision of such Person's certificates or articles of incorporation or by-laws; (d) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (e) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) will not result in the creation or imposition of any Lien upon any of the property of Borrower other than those in favor of Lenders, all pursuant to the Transaction Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(d), all of which will have been duly obtained, made or complied with prior to the Closing Date. At or prior to the Closing Date, each of the Transaction Documents shall have been duly executed and delivered for the benefit of or on behalf of Borrower and each shall then constitute a legal, valid and binding obligation of Borrower, to the extent it is a party thereto, enforceable against it in accordance with its terms.

       3.4 Financial Statements and Projections. Borrower has delivered the financial statements and projections identified in Schedule 3.4, and each such financial statement complies with the description thereof contained in Schedule
3.4. Borrower has prepared and will prepare the projections with care and diligence, and based upon assumptions which are reasonable, and all of which assumptions have been disclosed as part of the projections.

       3.5 Material Adverse Change. Neither Borrower, BTITC nor any Subsidiary of Borrower as of the Closing Date has any obligations, contingent liabilities, or liabilities for charges, long-term leases or unusual forward or long-term commitments which are not reflected in the balance sheets of Borrower referred to in Section 3.4 and which could, alone or in the aggregate, have or result in a Material Adverse Effect. There has been no material deviation from the projections regarding Borrower's business dated September 8, 1999 and provided to Agent. Since December 31, 1998, no event has occurred which would result (nor is it likely that any event will result) in a Material Adverse Effect.

       3.6 Ownership of Subject Property; Liens.

           (a) Except as described in Schedule 3.6, the real estate listed in
Schedule 3.6 constitutes all of the real property owned by Borrower or any Subsidiary of Borrower, or leased or used in its business by Borrower and any Subsidiary of Borrower where the aggregate lease or other usage payments with respect to such real property equal or exceed $5,000 per month. Borrower and each Subsidiary of Borrower owns good and marketable fee simple title to all of its owned real estate, the Collateral and all of its other properties and assets, and valid and marketable leasehold interests in all of its Leases (both as lessor and lessee, sublessee or assignee), and none of the real estate, the Collateral and the other properties and assets of Borrower and such Subsidiary are subject to any Liens, security interests or other encumbrances except (i) the Permitted Liens and (ii) from and after the Closing Date, the Lien in favor of Lenders pursuant to the Security Agreement and the other Collateral Documents.

           (b) Borrower and each Subsidiary of Borrower has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect its right, title and interest in and to all such real estate, the Collateral and other assets or property.

           (c) Except as described in Schedule 3.6: (i) neither Borrower nor any other party to any such Lease described in Schedule 3.6 is in default of its obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, with the giving of notice, the passage of time, or both, would constitute a default under any such Lease; (ii) neither Borrower nor any Subsidiary of Borrower owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by such Person except as set forth therein; and (iii) no portion of any real property owned or leased by Borrower or any Subsidiary of Borrower has suffered any material damage by fire or other casualty loss or a release which has not heretofore been completely repaired and restored to its original condition or is being remedied. All permits required to have been issued or appropriate to enable the real property owned or leased by Borrower or any Subsidiary of Borrower to be lawfully occupied and used for all of the purposed for which they are currently occupied, and used, have been lawfully issued and are, as of the date hereof, in full force and effect.

       3.7 Restrictions; No Default. No contract, lease, agreement or other instrument to which Borrower or any Subsidiary of Borrower is a party or by which it or any of its properties or assets is bound or affected and no provision of applicable law or governmental regulation has resulted in a Material Adverse Effect, or insofar as Borrower can reasonably foresee could have or will result in a Material Adverse Effect. Neither Borrower nor any Subsidiary of Borrower is in default, and to Borrower's knowledge no third party is in default, under or with respect to any contract, agreement, lease or other instrument to which it is a party and which could have a Material Adverse Effect, except for the Borrower's failure to make payments under the Nortel Agreement, which defaults the Borrower will cure within ten (10) days of the Closing Date. No Default or Event of Default has occurred and is continuing which could have a Material Adverse Effect.

       3.8 Labor Matters. Except as set forth in Schedule 3.8, there are no strikes or other labor disputes against Borrower or any Subsidiary of Borrower that are pending or, to Borrower's knowledge, threatened, which could have or result in a Material Adverse Effect. Hours worked by and payment made to employees of Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which would have a Material Adverse Effect. All payments due from Borrower on account of employee health and welfare insurance which could have or result in a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Borrower. Except as set forth in Schedule 3.8, neither Borrower nor any Subsidiary of Borrower has any obligation under any collective bargaining agreement, management agreement, or any employment agreement, and a copy of each agreement listed in Schedule 3.8 has been provided to Agent. There is no organizing activity involving Borrower or any Subsidiary of Borrower pending or threatened by any labor union or group of employees. Except as set forth in
Schedule 3.14, there are no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower or any Subsidiary of Borrower has made a pending demand for recognition, and there are no complaints or charges against such Person pending or threatened to be filed with any Federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower or any Subsidiary of Borrower.

       3.9 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Schedule 3.9, Borrower has no Subsidiaries, is not engaged in any joint venture or partnership with any other Person, and is not an Affiliate of any other Person. Except as set forth on Schedule 3.9 and other than Borrower, BTITC will have no Subsidiaries, will be engaged in no joint venture or partnership with any other Person, and will not be an Affiliate of any other Person (other than Borrower). The Stock of Borrower, BTITC and each Subsidiary of Borrower owned by each of the Stockholders named in Schedule 3.9 constitutes all of the issued and outstanding Stock of Borrower, BTITC, and such Subsidiary. Except as set forth in Schedule 3.9, there are no outstanding rights to purchase options, warrants or similar rights or agreements pursuant to which Borrower, BTITC or any Subsidiary of Borrower may be required to issue or sell any Stock or other equity security. Except as otherwise permitted hereunder, no dividends, advances or other distributions have been declared, paid or made upon any Stock of Borrower or BTITC and, except as set forth in Schedule 3.9, since December 31, 1998, no shares of Stock of Borrower or BTITC have been, or are now required to be, redeemed, retired, purchased or otherwise acquired for value by Borrower or BTITC. All outstanding Stock and Indebtedness of Borrower, BTITC and each Subsidiary of Borrower is described in Schedule 3.9.

       3.10 Government Regulation Neither Borrower nor any Subsidiary of Borrower (a) is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended, or (b) is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Federal or state statute that restricts or limits such Person's ability to incur Indebtedness, pledge its assets, or to perform its obligations hereunder, or under any other Transaction Documents, except to the extent the Federal Communications Act and comparable state statutes relating to communications prevent the granting of a security interest in certain General Intangibles. The making of the Loans, and any Advances in each case by Agent or Lenders, the application of the proceeds and repayment thereof by Borrower or any Subsidiary of Borrower and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

       3.11 Margin Regulations. Neither Borrower nor any Subsidiary of Borrower owns any "margin security," as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the Advances will be used directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans or the extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. Borrower will not take or permit to be taken any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

       3.12 Taxes. Except where the failure to do so would not result in a Material Adverse Effect, all Federal, state, local and foreign tax returns, reports and statements, including, without limitation, information returns (Form 1120-S) required to be filed by Borrower or any Subsidiary of Borrower have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Borrower and each Subsidiary of Borrower has paid when due and payable all Charges required to be paid by it, except where the failure to pay such Charges to certain local and municipal authorities would not result in a Material Adverse Effect. Proper and accurate amounts have been withheld by Borrower and each Subsidiary of Borrower from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Agencies. Schedule 3.12 sets forth those taxable years for which any of the tax returns of Borrower, each Subsidiary of Borrower and each Stockholder are currently being audited by the IRS or any other applicable Governmental Authority; and any assessments or threatened assessments in connection with any such audit or otherwise currently outstanding. Except as described in Schedule 3.12, neither Borrower nor any Subsidiary of Borrower has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Except as set forth in Schedule 3.12, neither Borrower nor any Subsidiary of Borrower has filed a consent pursuant to
Section 341(f) of the IRC or agreed to have Section 341(f)(2) of the IRC apply to any dispositions of subsection (f) assets (as such term is defined in Section 341(f)(4) of the IRC). None of the property owned by Borrower or any Subsidiary of Borrower is property which is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of
Section 168(h) of the IRC. Neither Borrower nor any Subsidiary of Borrower has agreed or been requested to make any adjustment under Section 481(a) of the IRC by reason of a change in accounting method or otherwise. Neither Borrower nor any Subsidiary of Borrower has any obligation under any written tax sharing agreement.

       3.13 ERISA.

           (a) Schedule 3.13 lists all Plans maintained or contributed to by Borrower or any Subsidiary and all Qualified Plans maintained or contributed to by any ERISA Affiliate, and separately identifies the Title IV Plans, Multiemployer Plans, any multiple employer plans subject to Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans and Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and to the best knowledge of Borrower, nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including, without limitation, the filing of reports required under ERISA or the IRC which are true and correct as of the date filed, and with respect to each Plan, other than a Qualified Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan. Neither Borrower, any Subsidiary of Borrower nor other ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by
Section 412 of the IRC or Section 302 of ERISA or the terms of any such plan. With respect to all Retiree Welfare Plans, there are no future anticipated expenses pursuant to the latest actuarial projections of liabilities, and copies of such latest projections have been provided to Agent. With respect to Pension Plans, there are no liabilities for current participants thereunder using PBGC interest assumptions. Neither Borrower nor any Subsidiary of Borrower has engaged in a prohibited transaction, as defined in Section 4975 of the IRC or
Section 406 of ERISA, in connection with any Plan which would subject any such Person (after giving effect to any exemption) to a material Tax on prohibited transactions imposed by Section 4975 of the IRC or any other material liability.

           (b) Except as set forth in Schedule 3.13: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in
Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan, or (z) Borrower or any ERISA Affiliate with respect to any Plan; (iv) neither Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five (5) years neither Borrower nor any Subsidiary of Borrower nor other ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Pension Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (vi) no plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant); (vii) Borrower and each Subsidiary of Borrower and other ERISA Affiliate have complied with the notice and continuation coverage requirements of Section 4980B of the IRC and the regulations thereunder; and (viii) no liability under any Plan has been funded, nor has such obligation been satisfied with, the purchase of a contract from an insurance company that is not rated AAA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

       3.14 No Litigation. Except as set forth in Schedule 3.14, no action, claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower or any Subsidiary of Borrower, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any Federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators which (a) challenges any such Person's right, power, or competence to enter into or perform any of its obligations under the Transaction Documents, or the validity or enforceability of any Transaction Document or any action taken thereunder, (b) if determined adversely, could have or result in a Material Adverse Effect or (c) that could have a Material Adverse Effect on the rights or remedies of the Agent or the Lenders or on the ability of Borrower to perform its obligations hereunder or under any other Transaction Document. To the knowledge of Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings and which could have or result in a Material Adverse Effect.

       3.15 Brokers. Except as set forth in Schedule 3.15, no broker or finder acting on behalf of Borrower, BTITC or any Subsidiary of Borrower brought about the obtaining, making or closing of the Loans or any other transactions contemplated by the Loan Documents, and Borrower has no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

       3.16 Patents, Service Marks, Trademarks, Copyrights and Licenses. Except as otherwise set forth in Schedule 3.16, Borrower and each Subsidiary of Borrower owns all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and proposed to be conducted by it, each of which is listed, together with United States Patent and Trademark Office application or registration numbers, where applicable, in Schedule 3.16. Except as set forth in Schedule 3.16, Borrower and each Subsidiary of Borrower conducts business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement could not have or result in a Material Adverse Effect. Except as set forth in Schedule 3.16, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Borrower or any Subsidiary of Borrower.

       3.17 Full Disclosure. No information contained in this Agreement, the other Transaction Documents, the Financials or any written statement furnished by or on behalf of Borrower, BTITC or any Subsidiary of Borrower pursuant to the terms of this Agreement, which has previously been delivered to Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.18 Hazardous Materials. Except as set forth in Schedule 3.18, the Subject Property is free of contamination from any Hazardous Material. In addition,
Schedule 3.18 discloses existing or potential environmental liabilities of Borrower or any Subsidiary of Borrower of which Borrower has knowledge and which could constitute or result in a Material Adverse Effect or Environmental Liabilities and Costs. Neither Borrower nor any Subsidiary of Borrower has caused or suffered to occur any Release at, under, above or within any real property which it owns or leases. Neither Borrower nor any Subsidiary of Borrower is involved in operations which, to the best of such Person's knowledge, could lead to the imposition of any liability or Lien on it, or on any owner of any premises which it occupies, under the Environmental Laws, and neither Borrower nor any Subsidiary of Borrower has, to the best of such Person's knowledge, permitted any tenant or occupant of such premises to engage in any such activity.

       3.19 Insurance Policies. Part II of Schedule 3.19 lists all insurance of any nature maintained for current occurrences by Borrower and each Subsidiary of Borrower, as well as a summary of the terms of such insurance. The Collateral and all other property and assets of Borrower are insured in accordance with the requirements of this Agreement and the Security Agreement.

       3.20 Deposit Accounts. Schedule 3.20 lists all banks and other financial institutions at which Borrower and each Subsidiary of Borrower maintains deposits and/or other accounts, and such Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

       3.21 Material Agreements. Schedule 3.21 lists all outstanding material contracts and agreements ("Material Agreements") to which Borrower will be a party as of the Closing Date, except (a) the leases listed in Schedule 3.6, (b) contracts entered into in the ordinary course of Borrower's business with any customer that did not purchase an aggregate of more than $1,000,000 in products or services in 1998, (c) purchase orders covering inventory ordered in the ordinary course of business, (d) contracts entered into in the ordinary course of Borrower's business (other than contracts with vendors or Fiber Use Agreements), which do not involve an aggregate expenditure in any year of more than $1,000,000 and which do not have a term exceeding one (1) year, and (e) written sales commission agreements. Except as set forth in Schedule 3.21, each Material Agreement is in full force and effect and is binding upon parties thereto, no such Material Agreement has been amended and there exists no default under any Material Agreement by any party thereto, except for the Borrower's failure to make payments under the Nortel Agreement, which defaults the Borrower will cure within ten (10) days of the Closing Date..

       3.22 Liens.

           (a) No effective security agreement, financing statement, mortgage, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral, except (i) those filed by Borrower in favor of Lenders pursuant to the Security Agreement and the other Collateral Documents, (ii) those relating to Permitted Liens and (iii) certain Liens described in Paragraph 7 of the Perfection Certificate pursuant to which the Agent has received a letter, satisfactory to the Agent, from the related lender stating that UCC-3 termination statements will be filed within thirty (30) days of the Closing Date and with respect to which such termination statements have been filed to the satisfaction of Agent in the appropriate jurisdictions within thirty (30) days of the Closing Date.

           (b) The information set forth in the Perfection Certificate, substantially in the form of Exhibit F hereto, delivered by Borrower to Agent on or prior to the Closing Date, is true, correct and complete as of the Closing Date.

           (c) As a result of the filing of appropriate financing statements in the jurisdictions listed in Schedule 3.22 hereto, this Agreement and the other Collateral Documents will be at the Closing Date effective to create a valid and continuing Lien upon, and with respect to the BofA Collateral, a first priority perfected security interest in favor of Lenders in the BofA Collateral and with respect to the Collateral other than the BofA Collateral, a second priority perfected security interest, in favor of the Lenders in such Collateral with respect to which a security interest may be perfected by filing, pursuant to the UCC as adopted in such jurisdiction, except for the Permitted Liens, and is enforceable as such as against creditors of, and purchasers from, Borrower (other than purchasers of Inventory in the ordinary course of business). All action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been duly taken. On or promptly after the Closing Date, the Borrower shall furnish to Agent search reports from each UCC filing office set forth in Schedule 3.22 hereto confirming the filing information set forth in such Schedule.

       3.23 Instruments. Schedule 3.23 hereto lists all Instruments of Borrower. All action necessary or desirable to permit Lenders to protect and perfect the Lien and Security Interest of Agent on behalf of Lenders in each item set forth in Schedule 3.23 hereto, including, without limitation, the execution and delivery to Agent of a notification to a financial intermediary concerning Agent's security in the Instruments, has been made. None of the Instruments are subject to any Liens, security interests or other encumbrances except Permitted Liens and those Liens specifically designated in Schedule 6.7 hereto. Borrower shall not change the location of its securities accounts or take any other action which would render inaccurate the foregoing notification to the financial intermediary regarding Agent's security interest in the Instruments.

       3.24 Accounts. With respect to any Account scheduled or listed on the Schedule of Accounts or any other statement or report delivered to Agent or Lenders pursuant to the terms of this Agreement, Section (5.10(a)) of the Security Agreement or any other Loan Document, unless otherwise indicated in writing to Agent or Lenders, Agent or Lenders may rely upon all statements, representations or warranties made by Borrower in any Schedule of Accounts.

       3.25 Inventory. With respect to any Inventory scheduled or listed on the Schedule of Inventory or any other statement or report delivered to Agent or Lenders pursuant to the terms of this Agreement, Section 5.10(c) of the Security Agreement or any other Transaction Document, unless otherwise indicated in writing to Lender: (a) such Inventory is located at the locations set forth in Paragraph 2(d) of the Perfection Certificate; (b) Borrower has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the first priority, perfected security interest granted to Lenders hereunder and the Permitted Liens; (c) such Inventory is in all material respects of good and merchantable quality, free from any defects; (d) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; (e) the completion of manufacture, sale or other disposition of such Inventory by Lenders following an Event of Default shall not require the consent of any person and shall not constitute a breach or default under any contract or agreement to which Borrower is a party or to which such property is subject; (f) except as set forth in Paragraph 2(e) of the Perfection Certificate or as notified in writing to Agent or Lenders, no such Inventory is stored with a bailee, warehouseman, consignee or similar party; and (g) all Inventory has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended.

       3.26 Equipment. With respect to any Equipment scheduled or listed on the Schedule of Equipment or any other statement or report delivered to Agent or Lenders pursuant to the terms of this Agreement, Section 5.10(b) of the Security Agreement or any other Transaction Document, unless otherwise indicated in writing to Agent or Lenders: (a) all such Equipment is in good order and repair in all material respects; (b) Borrower has good, valid and indefeasible title to such Equipment and such Equipment is not subject to any Lien or security interest or document whatsoever except for the first priority, perfected security interested granted to Lenders hereunder and the Permitted Liens; and
(c) such Equipment is not subject to any licensing, patent, royalty, trademark, trade name or copyright Agreement with any third parties which would materially impair Lender's security interest therein.

       3.27 [Reserved].

       3.28 [Reserved].

       3.29 Year 2000.

           (a) The Borrower has developed and budgeted for a comprehensive program to address the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999). The Borrower has implemented that program substantially in accordance with its timetable and budget and it has designed such program to substantially avoid the Year 2000 problem as to all computers, as well as embedded microchips in non-computing devices, that are material to its business, properties or operations. The Borrower has developed feasible contingency plans that it has designed to adequately ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

           (b) BTITC and the Borrower's Subsidiaries have not developed or budgeted for a program to address the Year 2000 problem and such Person's failure to develop such a program will not result in a Year 2000 problem with such Person's computers, as well as embedded microchips in non-computing devices, that are material to its business properties or operations. In addition, BTITC and the Borrower's Subsidiaries' failure to develop a program to address the Year 2000 problem will not impair such Person's ability to adequately ensure uninterrupted and unimpaired business operation in the event of the failure of its own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

4.FINANCIAL STATEMENTS AND INFORMATION

       4.1 Reports and Notices. Borrower covenants and agrees that from and after the Closing Date and until the Commitment Termination Date, it shall deliver to Agent the Financial Statements, notices and Projections at the times and in the manner set forth below.

           (a ) Within forty-five (45) days after the end of each Fiscal Quarter (except the last Fiscal Quarter of the Fiscal Year), copies of the unaudited consolidated balance sheet of each of Borrower and BTITC as of the end of such Fiscal Quarter and the related consolidated statements of income and cash flow for such Fiscal Quarter and for that portion of the Fiscal Year ending as of the end of such Fiscal Quarter, setting forth in comparative form in each case the consolidated and consolidating budgeted figures for the corresponding periods and the consolidated and consolidating actual figures for the corresponding periods in the preceding Fiscal Year, accompanied by the certification of the chief executive officer or chief financial officer of each of BTITC and Borrower that, to the best of such officer's knowledge, all such financial statements are complete and correct in all material respects and present fairly in accordance with GAAP (except for normal year-end adjustments and the inclusion of footnotes) the consolidated financial position and the consolidated results of operations of BTITC and Borrower or BTITC, as applicable, as at the end of such Fiscal Quarter and for the Fiscal Quarter then ended, and specifying, to the best of such officer's knowledge, whether there was any Default or Event of Default in existence as of such time. To the extent that BTITC's Form 10-Q filed with the SEC satisfies the foregoing requirements, BTITC and Borrower may deliver to Agent a copy of BTITC's Form 10-Q in lieu of providing such information separately to Agent.

           (b) Within forty-five (45) days after the end of each Fiscal Quarter, a management's discussion and analysis of variances of actual results to budget.

           (c) Within one hundred twenty (120) days after the close of each Fiscal Year, a copy of the annual audited consolidated and consolidating financial statements of each of Borrower and BTITC consisting of the consolidated and consolidating balance sheets and consolidated and consolidating statements of income and retained earnings and consolidated and consolidating statements of cash flow, setting forth in comparative form in each case the consolidated and consolidating figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, accompanied by an auditor's report, without qualification as to deviation from GAAP or material misstatement or omission and unqualified by the independent certified public accountants regularly retained by Borrower and BTITC, or any other firm of independent certified public accountants of recognized national standing selected by Borrower and BTITC and reasonably acceptable to Agent accompanied by
(i) a report from such accountants to the effect that in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default had occurred with regard to any of the Obligations or specifying each Default or Event of Default of which they became aware, and (ii) a certification of the chief executive officer or chief financial officer of each of Borrower and BTITC that, to the best of such officer's knowledge and belief, all such financial statements are complete and correct in all material respects and present fairly in accordance with GAAP the consolidated and consolidating financial position, the consolidated and consolidating results of operations and the changes in consolidated and consolidating financial position of Borrower and BTITC as at the end of such Fiscal Year and specifying, to the best of such officer's knowledge, whether there was any Default or Event of Default in existence as of such time. Such operation shall not be qualified as to (i) going concern, (ii) any limitation in the scope of the audit, or (iii) possible errors generated by financial reporting and related systems due to the Year 2000 problem. To the extent that BTITC's Form 10-K filed with the SEC satisfies the foregoing requirements, Borrower and BTITC may deliver to Agent a copy of BTITC's filed Form 10-K in lieu of providing such information separately to Agent.

           (d) Within one hundred and twenty (120) days after the end of the Fiscal Year, a management's discussion and analysis of variances of actual results to budget year for the Fiscal Year.

           (e) [Reserved.]

           (f) As soon as practicable, but in any event within two (2) Business Days after Borrower determines the existence of any Default or Event of Default, or any development or other information which could be reasonably expected to have a Material Adverse Effect, telephonic notice specifying the nature of such Default or Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five (5) days.


           (g) Within thirty (30) days prior to the beginning of each Fiscal Year, Borrower's budget (the "Budget") as approved by Borrower's senior management, which shall include:

                  (i) projected balance sheet of Borrower for such Fiscal Year, on a Fiscal Month basis;

                  (ii) projected cash flow statement of Borrower, including summary details of cash disbursements, including for Capital Expenditures, for such Fiscal Year, on a Fiscal Month basis;

                  (iii) projected income statements of Borrower for such Fiscal Year, on a Fiscal Month basis; and

                  (iv) a summary of key assumptions underlying all of the materials delivered pursuant to this paragraph (g) of Section 4.1, together with appropriate supporting details as reasonably requested by Agent.

           (h) Upon the reasonable request of Agent, Borrower's latest forecast of annual results containing the year-to-date actual results as of the end of the latest Fiscal Month and the projections for the remaining portion of the Fiscal Year including any revisions to Budget for such periods, in form and detail satisfactory to Agent.

           (i) Upon the reasonable request of Agent, copies of all federal, state, local and foreign tax returns and reports filed by or on behalf of Borrower in respect of income, franchise or other taxes on or measured by income, sales, property, payroll or other taxes of Borrower.

           (j) Within a reasonable period of time from, but no more than fifteen
(15) days after, Agent's request, such other information respecting Borrower's, BTITC's and each Subsidiary of Borrower's business, financial condition or prospects as Agent may, from time to time, reasonably request.

           (k) Within forty-five (45) days after the end of each Fiscal Quarter, a quarterly compliance certificate ("Quarterly Compliance Certificate") signed by an authorized officer of the Borrower, which shall include, but not be limited to, a Project progress report including calculation of all financial covenants set forth in Section 6.11 (including the actual amount or ratio, as applicable, and the amount or ratio required under Section 6.11) and a list of actual progress of the Project as measured against the Segment Delivery and Completion Plan.

           (l) Upon the request of the Agent, a copy of the Borrower's (and BTITC's and the Borrower's Subsidiaries', if applicable) plan, timetable and budget to address the Year 2000 problem, together with periodic updates thereof and expenses incurred to the date of the request, and third party assessment of the remediation efforts of such Person regarding the Year 2000 problem (whether such assessment is commissioned by such Person or by a third party (other than Agent or Lenders)), and all contingency plans with respect to the Year 2000 problem.

4.2 Communication with Accountants. Borrower (for itself and each Subsidiary) authorizes Agent to communicate directly with its, BTITC's and each Subsidiary of Borrower's independent certified public accountants and tax advisors and authorizes those accountants to disclose to Agent any and all financial statements and other supporting financial documents and schedules including, without limitation, copies of any management letter with respect to the business, financial condition and other affairs of Borrower, BTITC and such Subsidiary. At or before the Closing Date, Borrower shall deliver a letter addressed to such accountants and tax advisors instructing them to comply with the provisions of this Article 4 and authorizing Agent to rely on the certified financial statements prepared by such accountants.

5. AFFIRMATIVE COVENANTS

       Borrower covenants and agrees (for itself and its Subsidiaries) that, unless Lenders shall otherwise consent in writing, from and after the date hereof and until the Termination Date:

       5.1 Maintenance of Existence and Conduct of Business. Borrower shall (and shall cause each Subsidiary to): (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its trademarks, trade names and all other intellectual property and rights as licensee or licensor thereof, and preserve the Collateral and all the remainder of its property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; (d) keep and maintain its Equipment in good operating condition sufficient for the continuation of such Person's business conducted on a basis consistent with past practices, shall provide or arrange for all maintenance and service and all repairs necessary for such purpose and shall exercise proper custody over all such property; and (e) transact business only in such names set forth in Schedule 3.2.

5.2 Payment of Obligations.

           (a) Borrower shall: (i) pay and discharge or cause to be paid and discharged all of its Obligations, as and when they become due; (ii) prior to an Event of Default, pay and discharge, or cause to be paid and discharged, its Indebtedness (other than the Obligations); and (iii) subject to Section 5.2(b), pay and discharge, or cause to be paid and discharged promptly, (A) all Charges imposed upon it or any Subsidiary of Borrower or its or their income and profits, or any of its property (real, personal or mixed), and (B) all lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become in default where the failure to do so would have a Material Adverse Effect.

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

           (b) Borrower or any Subsidiary of Borrower may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges or claims arising under Section 5.2(a)(iii); provided, that at the time of commencement of any such action or proceeding, and during the pendency thereof
(i) no Default or Event of Default shall have occurred, (ii) adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP, (iii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence, (iv) none of the Collateral would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest, (v) no Lien shall exist, be imposed or be attempted to be imposed for such Charges or claims during such action or proceeding, (vi) Borrower shall promptly pay or discharge such contested Charges and all additional charges, interest penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower, and (vii) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

       5.3 Books and Records. Borrower shall (and shall cause each Subsidiary to) keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of its consolidated and consolidating financial transactions, are made in accordance with GAAP and on a basis consistent with the Financials referred to in Part I of Schedule 3.4.

       5.4 Litigation. Borrower shall notify Agent in writing, promptly upon learning thereof, of any litigation commenced or threatened against Borrower, BTITC or any Subsidiary of Borrower, and of the institution against any such Person of any suit or administrative proceeding that (a) may involve an amount in excess of $1,000,000 or (b) could have or result in a Material Adverse Effect if adversely determined. Borrower shall notify Agent of any and all claims, actions, or lawsuits asserted or instituted, and of any threatened litigation, or claims, against Borrower, or against any ERISA Affiliate in connection with any Plan maintained, at any time, by Borrower or any ERISA Affiliate, or to which Borrower or any ERISA Affiliate has or had at any time any obligation to contribute, or against any such Plan itself, or against any fiduciary of or service provider to any such Plan.

       5.5 Insurance.

           (a) Borrower shall, at its (or each Subsidiary of Borrower's) sole cost and expense, maintain or cause to be maintained the policies of insurance described in Schedule 3.19 in form and with insurers reasonably recognized as adequate by Agent. Such policies shall be in such amounts and shall comply at all times with the standards as set forth in Part I of Schedule 3.19, and copies of such policies and renewals of such policies shall be delivered to Agent. Borrower shall notify Agent promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline, except as specified otherwise in Schedule 3.19.

           (b) Subject to the Intercreditor Agreement, Borrower hereby directs all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder with respect to the BofA Collateral directly to Agent for the benefit of Lenders.

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

Borrower irrevocably makes, constitutes and appoints Agent for the benefit of Lenders (and all officers, employees or agents designated by Agent), as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under the "All Risk" policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such "All Risk" policies of insurance, and for making all determinations and decisions with respect to such "All Risk" policies of insurance only to the extent such actions relate to the BofA Collateral.

           (c) In the event Borrower at any time or times hereafter shall fail to obtain or maintain (or fail to cause to be obtained or maintained) any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, Agent, without waiving or releasing any Obligations or Default or Event of Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent deems advisable. All sums so disbursed, including, without limitation, attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral; provided, that if and to the extent Borrower fails to promptly pay any of such sums upon Agent's demand therefor, Agent on behalf of Lenders is authorized to, and at its option may, make or cause to be made Advances on behalf of Borrower for payment thereof.

           (d) Agent reserves the right at any time, upon review of Borrower's risk profile, to require additional forms and limits of insurance to adequately protect Lender's interests, in Agent's sole discretion. Borrower shall, if so requested by Agent, deliver to Agent as often as Agent may request, a report of a reputable insurance broker, satisfactory to Agent, with respect to Borrower's insurance policies.

           (e) Borrower shall deliver to Agent, endorsements to all of its and each Subsidiary of Borrower's (i) "All Risk" or "Special Causes of Loss" insurance and business interruption insurance naming Agent as loss payee, and
(ii) general liability and other liability policies naming Agent for the benefit of Lenders as additional insured.

           (f) Subject to the Intercreditor Agreement, any proceeds of insurance referred to in this Section 5.5 which are paid to Agent, for the account of Lenders, shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to replace the damaged or destroyed property, or
(ii) applied to the payment of the Obligations.

       5.6 Compliance with Laws. Borrower shall (and shall cause each Subsidiary of Borrower to) comply in all material respects with all Federal, state and local laws and regulations applicable to it, including, without limitation, those relating to licensing, environmental, ERISA and labor matters.

       5.7 Agreements. Borrower shall (and shall cause each Subsidiary of Borrower to) perform and comply with, within all required time periods, all of its obligations and enforce all of its rights under each agreement to which it is a party, including, without limitation, any leases and customer contracts to which it is a party where the failure to so perform and enforce could have or result in a Material Adverse Effect. Borrower shall not (and shall not permit any

Subsidiary of Borrower to) terminate or modify any provision of any agreement to which it is a party which termination or modification could have or result in a Material Adverse Effect.

       5.8 Supplemental Disclosure. On the request of Agent (in the event that such information is not otherwise delivered by Borrower to Agent pursuant to this Agreement), so long as there are Obligations outstanding hereunder, but not more frequently than every three (3) months, Borrower will supplement (or cause to be supplemented) each Schedule hereto, or representation herein or to or in any other Transaction Document with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby; provided, that such supplement to such Schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by Agent, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by Lenders of any Default or Event of Default disclosed therein.

       5.9 Environmental Matters. Borrower shall (and shall cause each Subsidiary to): (a) comply in all material respects with the Environmental Laws applicable to it; (b) notify Agent promptly after Borrower becomes aware of any Release upon any premises owned or occupied by it; and (c) promptly forward to Agent a copy of any order, notice, permit, application, or any communication or report received by Borrower in connection with any such Release or any other matter relating to the Environmental Laws that may affect such premises or Borrower. The provisions of this Section 5.9 shall apply whether or not the Environmental Protection Agency, any other Federal agency or any state or local environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

       5.10 [Reserved.]

       5.11 Subsidiary. Prior to forming any Subsidiary, Borrower shall take all actions reasonably requested by Agent to protect and preserve Lenders' Collateral. Upon formation of such Subsidiary, Borrower shall provide Agent with
(a) a guaranty in form and substance satisfactory to the Agent and in the forms attached hereto as Exhibits Q and R for the benefit of Lenders, pursuant to which such Subsidiary guarantees to Agent, for the benefit of Lenders payment of the Obligations and (b) a pledge agreement, executed by the Borrower, in form and substance satisfactory to the Agent and in the form attached hereto in Exhibit P, pursuant to which, INTER ALIA, (i) the Borrower pledges to the Agent for the benefit of Lenders all of the Stock of such Subsidiary held by Borrower at such time and (ii) the Borrower agrees to pledge to the Agent for the benefit of Lenders any Stock of such Subsidiary subsequently held by the Borrower; provided, however, the priority of the Agent's security interest in any such Stock shall be subject to the provisions of the Intercreditor Agreement.

       5.12 [Reserved].

       5.13 [Reserved].

       5.14 [Reserved].

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

       5.15 Equipment. Borrower shall during the term hereof maintain a system that will track, account for, and inventory the Equipment and permit Borrower to maintain proper custody over and protect the Equipment.

       5.16 Maintenance of Corporate Separateness. Borrower will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings and the maintenance of corporate offices and records. Neither Borrower nor any other Subsidiary of Borrower shall make any payment to a creditor of BTITC in respect of any liability of BTITC, and no bank account of BTITC shall be commingled with any bank account of any Borrower or any other Subsidiary of Borrower. Any financial statements distributed to any creditors of BTITC shall, to the extent permitted by GAAP, clearly establish the corporate separateness of BTITC from Borrower and each of BTITC's other Subsidiaries (if any). Finally, neither Borrower nor any Subsidiary of Borrower shall take any action, or conduct its affairs in a manner, which is likely to result in the separate corporate existence of BTITC from that of any or all of Borrower or any Subsidiary of Borrower being ignored, or in the assets and liabilities of Borrower or any Subsidiary of Borrower being substantively consolidated with those of BTITC in a bankruptcy, reorganization or other insolvency proceedings.

       5.17 [Reserved].

       5.18 [Reserved].

       5.19 SEC Filings; Press Releases; BTITC Senior Note Matters. Promptly upon their becoming available, Borrower will deliver copies of (i) all financial statements, reports, notices or other statements sent or made available by BTITC, Borrower or any of their respective Subsidiaries to their security holders; (2) all regular and periodic reports and registration statements and prospectuses, if any, filed by BTITC, Borrower or any of their respective Subsidiaries with any securities exchange or the Securities and Exchange Commission or any other Governmental Authority; and (3) all press releases and other statements made available by BTITC, Borrower or any of their respective Subsidiaries to the public concerning developments in the business of any such person and all notices or certificates delivered pursuant to Sections 4.15 and
4.16 of the Indenture governing the issuance of the BTITC Senior Notes.

       5.20 Limitation on References to Agent and Lenders. Except as required by law, neither this Agreement nor its contents will be disclosed publicly or privately except to those individuals who are Borrower's officers, employees or advisors who have a need to know of them as a result of their being or expecting to be specifically involved in the proposed transaction and then only on the condition that each such person or entity agree to be bound by the provisions of this Section 5.20. Without limiting the generality of the foregoing, none of such persons shall, except as required by law, use or refer to Agent or Lenders, or any of their affiliates, in any disclosure made in connection with the transactions contemplated hereby without prior written consent of Agent or Lenders, respectively, and provided further that any such requested consent of Agent or Lenders shall be presented to Agent or Lenders in writing not less than 24 hours prior to the time the requested disclosure is proposed be made.

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

       5.21 Required Interest Rate Protection Policy. Prior to the Closing Date, the Borrower shall implement a policy (the "Required Interest Rate Protection Policy") which effectively enables the Borrower to protect itself in a manner satisfactory to the Required Lenders against the risk of interest rate fluctuations as to a notional principal amount at least equal to at least fifty percent (50%) of the consolidated Indebtedness of BTITC and Borrower by entering into and maintaining in full force and effect until the Termination Date one or more Interest Rate Protection Agreements with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000 satisfactory to the Agent and which agrees in writing to be bound by the Intercreditor Agreement (an "Eligible Counterparty"); provided that if an Interest Rate Protection Agreement is with an Eligible Counterparty other than a Lender, the obligations of Borrower thereunder will not be secured by the Security Documents or any other Lien on the Property of any Lender and will be subordinated to the Obligations in a manner and pursuant to terms and conditions which are in all respects satisfactory to the Required Lenders.

       5.22 Use of Proceeds. The Borrower shall use the proceeds of the Loans solely to refinance payments already made and to make payments under the Qwest Agreement and Nortel Agreement at such times as provided in the Segment Delivery and Completion Plan or at such other time as is approved by the Required Lenders; (ii) pay other costs reasonably and necessarily incurred by the Borrower and approved by the Required Lenders to complete the Project as contemplated by this Agreement; and (iii) pay all of Agent's and Lenders' fees or expenses pursuant to this Agreement.

       5.23 Project Construction; Maintenance.

           (a) The Borrower shall cause the Project to be duly constructed, completed and operated in material accordance with the Segment Delivery and Completion Plan; and shall expend, or cause to be expended, in material accordance with the Segment Delivery and Completion Plan and otherwise in a timely manner, all sums necessary for the development and installation of the Project.

           (b) The Borrower shall maintain and preserve in all material respects the Project and all of its other properties necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted.

           (c) The Borrower shall, in all material respects, rebuild, repair, restore or replace the Project, or any part thereof now or hereafter damaged or destroyed by any casualty (whether or not insured against or insurable).

           (d) The Borrower shall not permit all or any portion of the Project to be removed demolished or materially altered (other than with respect to any upgrades or improvements to all or such portion of the Project).

       5.24 Amendment of Contracts.

           The Borrower shall not (i) cancel or terminate the Qwest Agreement or Nortel Agreement; (ii) sell, assign (other than pursuant to the Security Documents) or otherwise dispose of (by operation of law or otherwise) any part of its interest in such agreement; (iii) waive any default under or breach of such agreement or waive, fail to enforce, forgive or release any right,


                                       62
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interest or entitlement, howsoever arising, under or in respect of such agreement or vary or agree to the variation in any way of any material provision of such agreement or of the performance of any obligation by any other Person under such agreement; (iv) petition, request or take any other legal or administrative action that seeks, or may be expected, to rescind, terminate or suspend such agreement or amend or modify all or any part thereof; (v) exercise any right to initiate an arbitration proceeding under any agreement or take any action with respect to any arbitration proceeding involving any other party to a agreement (except upon instruction of the Required Lenders); or (vi) amend, supplement, modify or give any consent (including, but without limitation, consent to any other party's assignment of such agreement) under such agreement or exercise any material put or option thereunder.

       5.25 Arm's-Length Transactions. The Borrower shall, and shall cause each Subsidiary to conduct all transactions otherwise permitted under this Agreement with any of its Subsidiaries, Affiliates, BTITC, directors, officers, employees and shareholders on terms that are fair and reasonable and no less favorable to the Borrower or any such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not so related to Borrower.

       5.26 Maintenance of Pari Passu Status. The Borrower shall take all actions necessary to ensure that the payment Obligations of the Borrower under this Agreement and the other Transaction Documents shall at all times rank at least PARI PASSU in priority of payment with all other Senior Debt, except for Indebtedness preferred by statute or by operation of law.

       5.27 Year 2000 Compliance The Borrower shall promptly notify the Agent in the event that the Borrower discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

6. NEGATIVE COVENANTS

       Borrower covenants and agrees (for itself and each Subsidiary) that, without Agent's prior written consent, from and after the date hereof until the Termination Date:

       6.1 Mergers, etc. Neither Borrower nor any Subsidiary of Borrower shall, directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person.

       6.2 Investments; Loans and Advances. Except as otherwise permitted by Sections 6.3 or 6.4 below and except for Temporary Cash Investments, neither Borrower nor any Subsidiary of Borrower shall make any investment in, or make or accrue loans or advances of money to, any Person, through the direct or indirect holding of securities or otherwise.

       6.3 Indebtedness. Neither Borrower nor any Subsidiary of Borrower shall create, incur, assume or permit to exist any Indebtedness including, without limitation, reissue or nonrecourse, superior or junior, secured or unsecured Indebtedness, except: (a) Indebtedness secured by Liens permitted under Section 6.7; (b) the Obligations, (c) the BTITC Subordinated Indebtedness; (d) the Loftin Subordinated Debt; (e) all deferred taxes; (f) all unfunded pension fund and other employee benefit plan obligations and liabilities not to exceed


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

$50,000 and then only to the extent they are permitted to remain unfunded under applicable law; (g) Permitted Purchase Money Indebtedness; and (h) other Indebtedness set forth in Schedule 3.9.

       6.4 Affiliate and Employee Loans; Transactions and Employment Agreements. Neither Borrower nor any Subsidiary of Borrower shall enter into any lending, borrowing or other commercial transaction with any of its employees, officers, directors, Subsidiaries, Affiliates, shareholders or related parties without the prior written consent of Agent, including, without limitation, (a) upstreaming and downstreaming of cash and intercompany advances other than pursuant to the transactions described in Schedule 6.4; (b) payment of any management, consulting, advisory or similar fee based on or related to Borrower's or such Subsidiary's revenue, operating performance or income or any percentage thereof, other than (i) pursuant to the transactions described in Schedule 6.4, (ii) full-time employment agreements and incentive compensation programs with current employees on commercially reasonable terms substantially similar to the agreements in effect on the Closing Date and described in Schedule 6.4, (iii) the Permitted Management Fee, (iv) the Loftin Subordinated Debt; and (v) interest or dividend payments which constitute Permitted Payments.

       6.5 Capital Structure and Business. Borrower shall not: (a) make any changes in any of its or any Subsidiary of Borrower's business objectives, purposes, or operations which could in any way adversely affect the repayment of the Obligations or have or result in a Material Adverse Effect; (b) make any change in its or any Subsidiary of Borrower's capital structure as described in
Schedule 3.9 (including, without limitation, the issuance of any Stock or other securities convertible into stock, or any revision of the terms of its outstanding Stock), or (c) amend its or any Subsidiary of Borrower's articles or certificate of incorporation or charter or by-laws. Except as set forth in
Schedule 6.5, neither Borrower nor any Subsidiary of Borrower shall engage in any business other than the business currently engaged in by such Person.

       6.6 Guaranteed Indebtedness. Neither Borrower nor any Subsidiary of Borrower shall incur any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of such Person, (b) for Guaranteed Indebtedness incurred for the benefit of Borrower, if the primary obligation is permitted by this Agreement; and (c) guarantees of the indebtedness evidenced by the GECC Loan Agreement by FS Multimedia, Inc. and Business Telecom of Virginia, Inc. and by any other Subsidiary of the Borrower (solely to the extent the Agent contemporaneously receives an identical guarantee of the Obligations from such Subsidiary).

       6.7 Liens. Neither Borrower nor any Subsidiary of Borrower shall create or permit any Lien on any of its properties or assets, including, without limitation, its real and tangible and intangible personal property or assets and fixtures except for presently existing or hereafter created Liens in favor of Lenders and the Permitted Liens.

       6.8 Sale of Assets. Neither Borrower nor any Subsidiary of Borrower shall sell, transfer, convey, assign or otherwise dispose of any its assets or properties related to the Project, or any other of its assets or properties, without the consent of Agent, except for (i) the sale of Inventory or fiber capacity with respect to the Project or Borrower's business generally, in the ordinary course of business and on Borrower's ordinary business terms, (ii) the sale of equipment no longer used or useful in the Project or Borrower's business subject to

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Section 1.4(b), (iii) the sale of assets related to the Project with aggregate Net Cash Proceeds of $1,000,000 or less in any period of 12 consecutive months, and (iv) the sale of assets (other than assets related to the Project) with aggregate Net Cash Proceeds of $15,000,000 or less in any period of 12 consecutive months, provided, that in the case of a sale under subparagraph (ii), (iii) and (iv) hereunder, each asset is sold for an amount not less than its fair market value.

       6.9 Events of Default. Borrower shall not take any action or omit to take any action, which act or omission would constitute (a) a Default or an Event of Default pursuant to, or noncompliance with any of, the terms of any of the Transaction Documents, or (b) a material default or an event of default pursuant to, or noncompliance with, any other contract, lease, mortgage, deed of trust or instrument to which it is a party or by which it or any of its property is bound, or any document creating a Lien.

       6.10 ERISA. Neither Borrower nor any ERISA Affiliate shall, without Agent's prior written consent, acquire any new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency," as defined in Section 302 of ERISA, or any "unfunded vested benefits," as defined in Section 4006(a)(3)(E)(iii) of ERISA in the case of any plan other than a Multiemployer Plan and in Section 4211 of ERISA in the case of a Multiemployer Plan. Additionally, neither Borrower nor any ERISA Affiliate shall, without Agent's prior written consent: (a) terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in liability to Borrower; (b) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan; (c) fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent; (d) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan; or (e) at any time fail to provide Agent with copies of any Plan documents or governmental reports or filings, if reasonably requested by Lender or Agent.

       6.11 Financial Covenants. Borrower shall not breach any of the financial covenants set forth on Schedule 6.11, each of which shall be calculated in accordance with GAAP consistently applied.

       6.12 Hazardous Materials. Except as set forth in Schedule 3.18, Borrower shall not and shall not permit any Subsidiary or any other Person within the control of Borrower to cause or permit a Release or the presence, use, generation, manufacture, installation, or storage of any Hazardous Materials on, under, in or about any of its real estate or the transportation of any Hazardous Materials to or from such real estate where such Release or presence, use, generation, manufacture, installation, or storage would violate, or form the basis for liability under, any Environmental Laws.

       6.13 Sale-Leaseback Transactions. Neither Borrower nor any Subsidiary of Borrower shall engage in any sale-leaseback or similar transaction that would be considered an operating lease pursuant to GAAP involving any of its assets without the prior consent of Agent.



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

       6.14 Cancellation of Indebtedness. Except as set forth in Schedule 6.14, neither Borrower nor any Subsidiary of Borrower shall cancel any claim or debt owing to it, except for reasonable consideration and in the ordinary course of its business.

       6.15 Restricted Payments. Borrower shall not make nor shall it permit any Subsidiary to make any Restricted Payment other than a Permitted Payment or a Permitted Dividend.

       6.16 Leases. Neither Borrower nor any Subsidiary of Borrower shall enter into any agreements to rent or lease any real property or personal property having an original term of one year or less (other than leases of sales offices) which would cause the aggregate annual payment obligations of Borrower under such leases to exceed $1,000,000

       6.17 Tax Sharing Agreements. The Borrower will not at any time become a party to any tax sharing agreement the provisions of which obligate the Borrower and its Subsidiaries to pay income taxes in an amount in excess of the then consolidated income tax liability of Borrower and its Subsidiaries, calculated without giving effect to any such tax sharing agreement.

       6.18 Changes Relating to Subordinated Indebtedness. Borrower shall not change or amend the terms of any Subordinated Indebtedness (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Indebtedness; (b) change the dates upon which payments of principal or interest are due on such Subordinated Indebtedness other than to extend such dates; (c) change any default or event of default (as defined therein) other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Indebtedness; (d) change the redemption or prepayment provisions of such Subordinated Indebtedness other than to extend the dates thereof or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Indebtedness; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to holder of such Subordinated Indebtedness in a manner adverse to Borrower, Agent or any Lender.

       6.19 [Reserved].

       6.20 Certain Licenses, Agreements and Operating Authority. Borrower shall not terminate, nor fail to maintain the effectiveness of or its rights under, any of the following: (a) any license necessary or material to the conduct of that portion of Borrower's business within the geographic area comprehended by such license, (b) any certificate of convenience or necessity, or any other similar operating authority granted, and necessary or material to the conduct of that portion of Borrower's business within the geographic area subject to regulatory oversight (in any degree), by any Governmental Authority or (c) any Contract under which the Borrower has access to, or the right to use, any portion of a fiber optic network utilized for telephony, facsimile or data transmission, unless (i) Borrower has determined to cease its operations in such geographic area, or (ii) Borrower's operations in such geographic area no longer require any such license, certificate or Contract.

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7. TERM

       7.1 Termination. The financing arrangement contemplated hereby shall be in effect until the Commitment Termination Date; provided, that in the event of a prepayment of any part of the Obligations prior to the Commitment Termination Date with funds borrowed from any Person other than Lenders, pursuant to this Agreement, the Loans shall immediately become due and payable in full, in cash, and Borrower shall pay to Agent for the account of Lenders, in full, in immediately available funds, all current and liquidated Obligations arising under any of the Transaction Documents, and pay all other Obligations in a manner satisfactory to Lender.

       7.2 Survival of Obligations Upon Termination of Financing Arrangement. Except as otherwise expressly provided for in the Transaction Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the Obligations, duties, indemnities, and liabilities of Borrower or any Subsidiary of Borrower, or the rights of Lenders relating to any unpaid Obligation, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Transaction Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower or any Subsidiary of Borrower, and all rights of Agent and Lenders, all as contained in the Transaction Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been indefeasibly paid in full in accordance with the terms of the agreements creating such Obligations.

8. EVENTS OF DEFAULT: RIGHTS AND REMEDIES

       8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

           (a) Borrower shall fail to make any payment in respect of any Obligations hereunder or under any of the other Transaction Documents when due and payable or declared due and payable, including, without limitation, any payment of principal of, or interest or fees on, any of the Loans; or

           (b) Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 6, including, without limitation, Section 6.11; or

           (c) A default or event of default (as defined therein) shall have occurred under the Guaranty, the BTITC Pledge Agreement, or any guaranty or pledge by any Subsidiary pursuant to Section 5.11 and any applicable cure period has expired; or

           (d) A default or event of default (as defined therein) shall have occurred under the Indenture or related documents executed and delivered in connection with the issuance of the BTITC Senior Notes, and any applicable cure period has expired; or

           (e) Borrower or Guarantor shall fail or neglect to perform, keep or observe any term or provision of this Agreement (other than any such term or provision referred to in clauses



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(a) or (b) above) or of any of the other Transaction Documents, and the same shall remain unremedied for a period of ten (10) days; or

           (f) Borrower, any Subsidiary of Borrower or BTITC shall default under any other agreement, document or instrument to which it is a party, or by which any such Person or its property is bound, including, without limitation, (w) that certain Aircraft Lease Agreement dated September 29, 1995 between Cat and Mouse Enterprises, Inc. and Borrower (x) that certain proposed Citation 10 aircraft lease between NC C&M Enterprises, Inc. and the Borrower; or (y) the Nortel Agreement; and (z) the Qwest Agreement and such default (i) involves the failure to make any payment, whether of principal, interest or otherwise, and whether due by the scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness of such Person or obligation of such Person to make any payment required thereunder in an aggregate amount exceeding $1,000,000; provided, however, that such failure to make payment under the Nortel Agreement shall not constitute an Event of Default if such failure to make payment has been cured within ten (10) days of the Closing Date, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof in an aggregate amount exceeding $1,000,000 to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (iii) causes any of the Subordinated Indebtedness to become due and payable, or (iv) could, in the reasonable judgment of Agent, result in a Material Adverse Effect; or

           (g) any representation or warranty herein or in any other Transaction Document or in any written statement pursuant thereto or hereto, any report, financial statement or certificate made or delivered to Agent or Lenders by Borrower or BTITC, shall be untrue or incorrect, as of the date when made or deemed made (including, without limitation, those made or deemed made pursuant to Section 2.2); or

           (h) any of the assets of Borrower or any Subsidiary of Borrower shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Person, and shall remain unstayed or undismissed for sixty (60) consecutive days; or any Person other than Borrower shall apply for the appointment of a receiver, trustee or custodian for any of Borrower's assets (or those of any Subsidiary of Borrower), and shall remain unstayed or undismissed for sixty (60) consecutive days; or Borrower or any Subsidiary of Borrower shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

           (i) a case or proceeding shall have been commenced against Borrower, BTITC, or any Subsidiary of Borrower in a court having competent jurisdiction seeking a decree or order (i) under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Person or of any substantial part of its properties, or (iii) ordering the winding up or liquidation of the affairs of any such Person and such case or proceeding shall remain



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

undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or

           (j) Borrower, BTITC, or any Subsidiary of Borrower shall (i) file a petition seeking relief under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any such Person or of any substantial part of its properties, (iii) fail generally to pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action; or

           (k) a final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against Borrower or any Subsidiary of Borrower, unless the same shall be (i) fully covered by insurance in accordance with
Section 5.5, or (ii) vacated, stayed, bonded or discharged within a period of fifteen (15) days from the date of such judgment; or

           (l) any provision of any Collateral Document, after delivery thereof pursuant to Section 2.1, shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any security interest created under any Collateral Document shall cease to be a valid and perfected security interest or Lien having the first priority (or second priority, if in accordance with the Intercreditor Agreement) in any of the Collateral purported to be covered thereby; or

           (m) Borrower shall fail to obtain, renew, maintain or comply with all such Government Approvals as shall now or hereafter be necessary (i) for the execution, delivery or performance of its rights and obligations under the Qwest Agreement or the Nortel Agreement, (ii) for the importation, construction, maintenance or operation of the Project as contemplated by the Qwest Agreement or the Nortel Agreement or (iii) for the grant by the Borrower of the Liens created under the Security Documents or for the validity and enforceability thereof, or for the perfection or priority thereof or the exercise by the Agent or any Lender of its respective rights and remedies thereunder; or any such Government Approval shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be in full force and effect or any proceeding is commenced to revoke, terminate, withdraw, suspend, modify or withhold such Government Approval and such proceeding is not terminated within 30 days; unless, in any such case, such failure, revocation, termination, withdrawal, suspension, modification, withholding or failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect; or

           (n) (i) the Borrower shall take any action to terminate either the Qwest Agreement or the Nortel Agreement; or (ii) either the Qwest Agreement or the Nortel Agreement, or any provision of the Qwest Agreement or the Nortel Agreement, shall at any time for any reason cease to be valid and binding or in full force and effect or any party thereto (other than a Lender) shall so assert in writing; or (iii) either the Qwest Agreement or the Nortel Agreement, or any provision of either the Qwest Agreement or the Nortel Agreement, shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any




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

party thereto or any Government Authority; or (iv) the Borrower shall deny that it has any further liability or obligation under either the Qwest Agreement or the Nortel Agreement; or (v) any party to either the Qwest Agreement or the Nortel Agreement shall default in the observance or performance of any of the material covenants or agreements contained in either the Qwest Agreement or the Nortel Agreement and such default shall not be cured within the applicable grace period (if any) contained in either the Qwest Agreement or the Nortel Agreement, or (vi) the Borrower assigns or transfers all or any part of its rights and obligations in, to or under the Qwest Agreement, other than to a transferee which has been approved by the Required Lenders, (vii) Qwest assigns or transfers all of its rights and obligations in, to or under the Qwest Agreement, other than to a transferee which has been approved by the Required Lenders and for whom Qwest shall retain full responsibility to guaranty the performance of such transferee's obligations under the Qwest Agreement; or (viii) the Borrower assigns or transfers all or part of its rights and obligations in, to or under the Nortel Agreement, other than to a transferee that has been approved by the Required Lenders; unless, in any such case, such termination, invalidity, declaration, contest, denial, default, or assignment or transfer could not, in the judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

           (o) a material part of the construction of the Project shall be delayed beyond the schedule set forth in the Segment Delivery and Completion Plan;

           (p) a Change of Control shall have occurred; or

           (q) there shall occur a default or event of default (as defined therein) under the GECC Loan Agreement.

       8.2 Remedies. Subject to the terms and conditions of the Intercreditor
Agreement:

           (a) If any Default or Event of Default shall have occurred and be continuing, beyond the expiration of any cure periods applicable thereto, (i) the rates of interest applicable to the Loans shall automatically increase to the Default Rate, as provided in Section 1.8(e), (ii) Lenders' obligation to make further Advances shall terminate, and (iii) Lender may seek the approval of and by any Governmental Authority whose consent may be necessary or desirable with respect to the exercise of any remedy under the BTITC Pledge Agreement (whether with respect to a then current Default or Event of Default or otherwise).

           (b) In addition, if any Event of Default shall have occurred and be continuing, beyond the expiration of any cure periods applicable thereto, Agent may, without notice and at the direction of the Required Lenders in their sole discretion, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable provided, that upon the occurrence of an Event of Default specified in Sections 8.1(f), (g), (h) or (j), the Obligations shall become immediately due and payable without declaration, notice or demand by Agent; or (ii) exercise any of the rights and remedies provided to Agent or Lenders under the Transaction Documents or at law or equity, including, without limitation, all rights and remedies provided to a secured party under the Code. Without limiting the generality of the foregoing, Borrower expressly agrees that in any such event Agent on behalf of the Lenders, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified


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below of time and place of public or private sale) to or upon Borrower or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of Borrower where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on Lenders' claim or action, and without paying rent to Borrower, and collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lenders the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent on behalf of the Lenders shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as Agent deems reasonably necessary or advisable.

           (c) Borrower further agrees, at Agent's request, to assemble the Collateral and make it available to Agent on behalf of the Lenders at places which Agent shall reasonably select, whether at Borrower's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent on behalf of the Lenders shall have the right to use or operate Collateral or any part thereof to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Neither Agent nor any Lender shall have any obligation to Borrower to maintain or preserve the rights of Borrower as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects at the direction of the Required Lenders in their sole discretion, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent's remedies on behalf of the Lenders with respect to such appointment without prior notice or hearing. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 8.2(f) hereof, Borrower remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Agent of any other amount required by any provision of law, including, but not limited to, Section 9-504(1)(c) of the UCC (but only after Agent has received what Agent considers reasonable proof of a subordinate party's security interest), need Agent account for the surplus, if any, to Borrower. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Agent and Lenders arising out of the repossession, retention or sale of Collateral except such as arise out of the gross negligence or willful misconduct of such party. Borrower agrees that five
(5) days prior notice by Agent or any Lender to Borrower of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Agent and Lenders are entitled, Borrower also being liable for any attorneys' fees incurred by Agent and Lenders to collect such deficiency.

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

           (d) Borrower agrees to pay any and all reasonable costs of Agent and Lenders, including, without limitation, attorneys' fees in an amount not to exceed (15%) of the amount then owing by Borrower to Agent and Lenders incurred in connection with the enforcement of any of its rights and remedies hereunder.

           (e) Except as otherwise specifically provided herein, Borrower hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement, any of the other Transaction Documents or any Collateral.

           (f) The Proceeds (which Proceeds shall be determined in accordance with the Intercreditor Agreement) of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Agent upon receipt, in the following order of priorities:

                           first, to Agent in an amount sufficient to pay in full the reasonable expenses of Agent in connection with such sale, disposition or other realization, including, but not limited to, all expenses, liabilities and advances incurred or made by Agent in connection therewith, including, but not limited to, attorney's fees in an amount not to exceed 15% of the aggregate amount then owing by Borrower to Agent and Lenders;

                           second, to the Agent for the benefit of Lenders in an amount equal to the then due and unpaid accrued interest, fees and prepayment fees, if any, on the Obligations;

                           third, to the Agent for the benefit of Lenders in an amount equal to any other Obligations or amounts owed, if any, in connection with the Obligations;

                           fourth, to the Agent for the benefit of Lenders in an amount equal to any Obligations which are then unpaid;

                           fifth, as otherwise required by the Intercreditor Agreement; and

                           finally, upon payment in full of all of the Obligations, to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

       8.3 Waivers by Borrower. Except as otherwise provided for in this Agreement and applicable law to the full extent permitted by applicable law, subject to the terms and conditions of the Intercreditor Agreement, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Transaction Documents, notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent or any Lender on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Agent or Lenders may do in this regard; (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies; and (c) the benefit


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of all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Transaction Documents and the transactions evidenced hereby and thereby.

9. SUCCESSORS AND ASSIGNS

       This Agreement and the other Transaction Documents shall be binding on and shall inure to the benefit of Borrower, Agent, Lenders, and their respective successors and assigns, except as otherwise provided herein or therein. Borrower may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Transaction Documents without the prior express written consent of Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without the prior express written consent of Lenders shall be void. The terms and provisions of this Agreement and the other Transaction Documents are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and, except as expressly set forth in Section 1.13 hereof, there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Transaction Documents.

10. ASSIGNMENT AND PARTICIPATIONS; AGENT

       10.1 Assignment and Participations.

           (a) Borrower consents to any Lender's assignment of, and/or sale of participations in, at any time or times, the Transaction Documents, Loans, and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not, including, without limitation, any assignment pursuant to the terms and conditions of the Intercreditor Agreement. Any assignment by a Lender shall (i) require the consent of Agent (which shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit M and otherwise in form and substance satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; (iv) include a payment to Agent of an assignment fee of $3,500; (v) be conditioned upon such Lender executing as written joinder to the Intercreditor Agreement, in form and substance satisfactory to the Agent and GECC as agent under the GECC Loan Agreement. In the case of an assignment by a Lender under this Section 10.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender." In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Commitment


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

Percentage. In the event Agent or any Lender assigns or otherwise transfers all or any part of a Note, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes being assigned. Notwithstanding the foregoing provisions of this Section 10.1(a), any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Transaction Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Transaction Document.

           (b) Any participation by a Lender of all or any part of its Commitments shall be in an amount at least equal to $5,000,000, and with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the final maturity date of any Loan in which such holder participates, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Transaction Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 10.7, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender." Except as set forth in the preceding sentence Borrower shall not have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

           (c) Except as expressly provided in this Section 10.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

           (d) Borrower shall assist any Lender permitted to sell assignments or participations under this Section 10.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Borrower shall certify the correctness, completeness and accuracy of all descriptions of Borrower and its affairs contained in any selling materials provided by them and all other information provided by them and included in such materials.

           (e) A Lender may furnish any information concerning Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided, that the recipient of any material non-public information concerning Borrower shall agree to treat such information as confidential.

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           (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitment to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements, increased costs, an inability to fund LIBOR Advances, or withholding taxes.

       10.2 Agent's Reliance Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Transaction Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Transaction Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Transaction Documents on the part of Borrower, BTITC or any of their Affiliates or to inspect the Collateral (including the books and records) of Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

       10.3 Bank of America Affiliates. With respect to its commitments hereunder, Bank of America shall have the same rights and powers under this Agreement and the other Transaction Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Bank of America in its individual capacity. Bank of America and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, Borrower, BTITC or any of their Affiliates and any Person who may do business with or own securities of any such party, all as if Bank of America were not Agent and without any duty to account therefor to Lenders. Bank of America and its Affiliates may accept fees and other consideration from Borrower, BTITC or any of their Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between Bank of America as a Lender holding disproportionate interests in the Loans and Bank of America as Agent.

       10.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit and financial analysis of Borrower and its own decision to enter into this Agreement. Each Lender also acknowledges that it will,



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independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

       10.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower and without limiting the obligations of Borrower hereunder), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Transaction Document, to the extent that Agent is not reimbursed for such expenses by Borrowers.

       10.6 Successor Agent. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a Subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the thirtieth (30th) day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Required Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents, except that any indemnity rights or other rights in favor of



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such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Transaction Documents. Agent may be removed at the written direction of the holders (other than Agent) of two-thirds or more of the Commitments (excluding Agent's Commitment); provided that in so doing, such Lenders shall be deemed to have waived and released any and all claims they may have against Agent.

       10.7 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off, subject to the terms and conditions of the Intercreditor Agreement and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Commitment Percentage shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Commitment Percentage of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Commitment Percentage. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Commitment Percentage of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the setoff amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

       10.8 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

           (a) Advances, Payments.

                  (i) Each Lender shall make the amount of such Lender's Commitment Percentage of each Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex D not later than 3:30 p.m. (Charlotte, NC time) on the requested funding date, in the case of a Prime Rate Option Advance and not later than 10:00 a.m. (Charlotte, NC time) on the requested funding date in the case of a LIBOR Advance. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Advance to the Borrower.


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All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

                  (ii) On each day that payments are received with respect to the Loans (each, a "Settlement Date"), Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Commitment Percentage of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has made all payments required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent will pay to each Lender such Lender's Commitment Percentage of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of that Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in the applicable Assignment Agreement) not later than 2:00 p.m. (Charlotte, NC time) on the next Business Day following each Settlement Date.

           (b) Availability of Lender's Commitment Percentage. Agent may assume that each Lender will make its Commitment Percentage of each Advance available to Agent on each funding date. If such Commitment Percentage is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Commitment Percentage forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this Section 10.8(b) or elsewhere in this Agreement or the other Transaction Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

           (c) Return of Payments.

                  (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

                  (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Transaction Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.


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           (d) Funding Lenders. The failure of any Lender (such Lender, a
"Non-Funding Lender") to make any Advance or to purchase any participation to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance to be made, or to purchase a participation to be purchased, by such Non-Funding Lender, and no Non-Funding Lender shall have any obligation to Agent or any other Lender for the failure by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Transaction Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Transaction Document.

           (e) Dissemination of Information. Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, Borrower or any other party to any other Transaction Document, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

           (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

11. MISCELLANEOUS

       11.1 Complete Agreement; Modification of Agreement

           (a) This Agreement and the other Transaction Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and may not be modified, altered or amended except as provided in this Section 11.1. Except as set forth in subsection (b) below, any term, covenant, agreement or condition of this Agreement or any of the Transaction Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Agent or Required Lenders (if applicable) and the GECC agent under the GECC Loan Agreement, if applicable, pursuant to the Intercreditor Agreement and, in the case of an amendment (other than an amendment described in subsection (d) below), by Borrower, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term,


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covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by Borrower, Agent and Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by Agent and the Required Lenders in their discretion.

           (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan shall be effective unless the same shall be in writing and signed by Agent, Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Agent or Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Advances) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans set forth in Section 2.2 unless the same shall be in writing and signed by Agent.

           (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders): (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan of any affected Lender; (iii) extend the final maturity date of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Transaction Documents, permit Borrower to sell or otherwise dispose of any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.1 or the definitions of the term "Required Lenders" insofar as such definition affects the substance of this Section 11.1. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Transaction Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Transaction Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrower in any case shall entitle Borrower or any party to any other Transaction Document to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.1 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

           (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"): (i) requiring the consent of all affected Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders whose consent is required is



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not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or (ii) requiring the consent of Required Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Required Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrower's request, Agent or a Person acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

           (e) The making of Loans hereunder by Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

           (f) Notwithstanding any provision of this Agreement or the other Transaction Documents to the contrary, no consent, written or otherwise, of Borrower shall be necessary or required in connection with any amendment to
Article 10 or Section 1.2.


       11.2 Fees and Expenses. Borrower shall reimburse Agent for all reasonable out-of-pocket expenses incurred by Agent or, following an Event of Default, any Lender, in connection with (a) the preparation, negotiation, execution, delivery, administration, enforcement and performance of this Agreement and the other Transaction Documents (including the reasonable fees and expenses of its counsel, advisors, consultants and auditors retained in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and advice in connection herewith and therewith), and (b) wire transfers to the account of Borrower. Borrower shall reimburse Agent (and each of the Lenders with respect to clauses (c) and (d) below) for all fees, costs and expenses, including, without limitation, the fees, costs and expenses of its counsel or other advisors (including environmental and management consultants) for advice, assistance, or other representation in connection with:

           (a) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of any Advances;

           (b) any amendment, modification or waiver of, or consent with respect to, any of the Transaction Documents or advice in connection with the administration of the loans made pursuant hereto or its rights hereunder or thereunder;

           (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Transaction Documents or any other agreements to be executed or delivered in connection herewith or therewith, whether as a party, witness, or otherwise, including, without limitation, any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent or any Lender by virtue of the Transaction Documents;

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

           (d) any attempt to enforce any rights of Agent or Lenders against Borrower or any other Person that may be obligated to Agent or Lenders by virtue of any of the Transaction Documents including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

           (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders

           (f) any effort (i) to evaluate, observe or assess Borrower or its affairs, and (ii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral, including any and all of Agent's and Lenders' fees and expenses relating to Agents and Lenders' rights under Section 1.13 hereof and any attorneys' and other professional and service providers' fees arising from any of the foregoing services (including those in connection with any appellate proceedings), and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this
Section 11.2 or attempts to enforce this Section 11.2 shall be payable on demand by Borrower to Agent.

       11.3 No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by Borrower, BTITC or any Subsidiary of Borrower of any provision of this Agreement or the other Transaction Documents shall not waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of a Default or Event of Default under the Transaction Documents shall not suspend, waive or affect any other Default or Event of Default under any Transaction Document whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower, BTITC or any Subsidiary of Borrower contained in this Agreement or any other Transaction Document and no Default or Event of Default by Borrower, BTITC or any Subsidiary of Borrower under this Agreement or any other Transaction Document shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent or any Lender and directed to Borrower specifying such suspension or waiver.

       11.4 Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent and Lenders may have under any other agreement, including, without limitation, any other Transaction Document, by operation of law or otherwise. Recourse to the Collateral shall not be required.

       11.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be




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ineffective to the extentof such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

       11.6 Conflict of Terms. Except as otherwise provided in this Agreement or any other Transaction Document by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any other Transaction Document, the provision contained in this Agreement shall govern and control.

       11.7 Authorized Signature. Until Agent shall be notified by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Agent or any of Agent's officers, agents, or employees to be that of an officer or authorized employee of Borrower listed in Schedule 11.7 shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors, and Agent shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance of such signature shall have actual knowledge of the fact that such signature is false or the person whose signature or purported signature is presented is without authority.

       11.8 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and two (2) days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery, United States mail or by air courier, or as otherwise provided in this
Section 11.8), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number as follows:

                (a) If to Bank of America, as Agent, at:

                           Project Finance
                           NC1-007-10-07
                           Bank of America Corporate Center
                           100 North Tryon Street
                           Charlotte, North Carolina 28255-0001
                           Attention: Gina Wells
                           Fax No:  704-386-3324

                           With copies to:

                           Orrick, Herrington & Sutcliffe LLP
                           400 Sansome Street
                           San Francisco, CA  94111
                           Attention:  Mark J. Coleman, Esq.
                           Fax No:  (415) 773-5759

                 (b) If to Borrower, at:

                           Business Telecom, Inc.
                           4300 Six Forks Road
                           Raleigh, North Carolina 27609
                           Attention: Mr. Brian Branson, Director of Finance Fax No: (919) 510-7061

                           With copies to:

                           Wyrick Robbins Yates & Ponton L.L.P.
                           4101 Lake Boone Trail
                           Suite 300
                           Raleigh, North Carolina 27607
                           Attention:  Larry Robbins, Esq.
                           Fax No:  (919) 781-4865


           (c) If to a Lender, at the address of such Lender set forth on the signature page set forth below or as provided in Schedule 11.8 hereto, or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Lender) designated in this Section 11.8 to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

           (d) Agent hereby designates its office located in Charlotte, North Carolina or any subsequent office which shall have been specified for such purpose by written notice to Borrower, as the office to which payments due are to be made and at which Loans will be disbursed.

       11.9 Effect on Commitment Letter. Borrower acknowledges and agrees that the execution and delivery of this Agreement by Bank of America satisfies in full, all obligations of Bank of America under the Commitment Letter.

       11.10 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

       11.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

       11.12 Time of the Essence. Time is of the essence of this Agreement and each of the other Transaction Documents.

       11.13 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CALIFORNIA; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDERS OR AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR LENDERS. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 11.8 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

       11.14 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR

DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN AGENT, LENDERS AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

       11.15 Intercreditor Agreement. In the case of any conflict between the terms of this Agreement or any other Loan Document and the Intercreditor Agreement relating to matters which are subject to the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern and control.
















                  [Remainder of page intentionally left blank.]

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                     BORROWER:
                                     BUSINESS TELECOM, INC.



                                     By:_________________________________
                                          Name:    Brian K. Branson
                                          Title:   Chief Financial Officer


                                     AGENT:
                                     BANK OF AMERICA, NATIONAL ASSOCIATION



                                     By:_________________________________
                                          Name:   __________________________
                                          Title:  __________________________



COMMITMENT:  100% OF                 LENDER:
THE TOTAL COMMITMENT                 BANK OF AMERICA, NATIONAL ASSOCIATION




                                     By:_________________________________
                                           Name:    __________________________
                                           Title:   __________________________

                                                                    SCHEDULE 1.5

                              AMORTIZATION SCHEDULE



----------------------------------- ----------------------------------------------

   DATE OF REPAYMENT                           REPAYMENT AMOUNT
----------------------------------- ----------------------------------------------

      September 30, 2001                  Lesser of (a) $3,000,000 and (b) five
                                          percent (5%) of the Credit Loan on the
                                          Amortization Commencement Date
----------------------------------- ----------------------------------------------

      December 31, 2001                   Lesser of (a) $3,000,000 and (b) five
                                          percent (5%) of the Credit Loan on the
                                          Amortization Commencement Date
----------------------------------- ----------------------------------------------

      March 31, 2002                      Lesser of (a) $3,000,000 and (b) five
                                          percent (5%) of the Credit Loan on the
                                          Amortization Commencement Date
----------------------------------- ----------------------------------------------

      June 30, 2002                       Lesser of (a) $3,000,000 and (b) five
                                          percent (5%) of the Credit Loan on the
                                          Amortization Commencement Date
----------------------------------- ----------------------------------------------

      September 22, 2002                  All Credit Loans due and payable
                                          together with all other Obligations of
                                          the Borrower.
----------------------------------- ----------------------------------------------


                                                                   SCHEDULE 6.11

                               FINANCIAL COVENANTS

       1. After the occurrence of an Acceptable Equity Issuance-Covenants:

            (a) Minimum Revenue. Borrower shall not permit the cumulative Consolidated Revenue for the trailing four (4) Fiscal Quarters ending on the last day of the Fiscal Quarters set forth below to be less than the respective amount shown opposite thereto:

                 Fiscal Quarter                     Minimum Revenue
                 --------------                     ---------------
          Third Fiscal Quarter, 1999                 $190,586,000
          Fourth Fiscal Quarter, 1999                 198,850,949
          First Fiscal Quarter, 2000                  210,869,422
          Second Fiscal Quarter, 2000                 228,979,838
          Third Fiscal Quarter, 2000                  247,283,013
          Fourth Fiscal Quarter, 2000                 267,664,778
          First Fiscal Quarter, 2001                  292,721,334


          (b) Minimum Quarterly EBITDA. Borrower shall not permit its cumulative EBITDA for the four (4) consecutive Fiscal Quarters on the last day of any Fiscal Quarters set forth below to be less than the respective amount shown opposite thereto:

             Four (4) Fiscal Quarters          Minimum Cumulative
              Ending on Last Day of:                 EBITDA
              ----------------------                 ---------
          Third Fiscal Quarter, 1999              $    750,000
          Fourth Fiscal Quarter, 1999                3,219,000
          First Fiscal Quarter, 2000                 6,295,000
          Second Fiscal Quarter, 2000               10,430,000
          Third Fiscal Quarter, 2000                16,188,020
          Fourth Fiscal Quarter, 2000               22,755,000
          First Fiscal Quarter, 2001                30,565,000
          Second Fiscal Quarter, 2001               39,115,000
          Third Fiscal Quarter, 2001                48,825,000
          Fourth Fiscal Quarter, 2001               59,355,000
          First Fiscal Quarter, 2002                70,340,000
          Second Fiscal Quarter, 2002               81,665,000

           (c) Minimum Consolidated Interest Coverage Ratio. Borrower shall not permit its Consolidated Interest Coverage Ratio as of the end of any of the following Fiscal Quarters to be less than the respective ratio shown opposite thereto:
                                             Minimum Consolidated Interest
                 Fiscal Quarter                        Coverage Ratio
                 --------------                     ----------------
          First Fiscal Quarter, 2000                     1.25 : 1.00
          Second Fiscal Quarter, 2000                    1.40 : 1.00
          Third Fiscal Quarter, 2000                     1.40 : 1.00
          Fourth Fiscal Quarter, 2000                    1.40 : 1.00
          First Fiscal Quarter, 2001                     1.40 : 1.00
          Second Fiscal Quarter, 2001                    1.40 : 1.00
          Third Fiscal Quarter, 2001                     1.40 : 1.00
          Fourth Fiscal Quarter, 2001                    1.40 : 1.00
          First Fiscal Quarter, 2002                     2.00 : 1.00
          Second Fiscal Quarter, 2002                    2.00 : 1.00

           (d) Leverage Ratio. Borrower shall not permit its Leverage Ratio as of the last day of the Fiscal Quarter set forth below to be less than the respective ratio shown opposite thereto:

                 Fiscal Quarter                         Leverage Ratio
                 --------------                         --------------
          First Fiscal Quarter, 2000                      10:50 : 1.00
          Second Fiscal Quarter, 2000                      6.75 : 1.00
          Third Fiscal Quarter, 2000                       4.00 : 1.00
          Fourth Fiscal Quarter, 2000                      4.00 : 1.00
          First Fiscal Quarter, 2001                       4.00 : 1.00
          Second Fiscal Quarter, 2001                      4.00 : 1.00
          Third Fiscal Quarter, 2001                       4.00 : 1.00
          Fourth Fiscal Quarter, 2001                      4.00 : 1.00
          First Fiscal Quarter, 2002                       4.00 : 1.00
          Second Fiscal Quarter, 2002                      4.00 : 1.00


           (e) Maximum Capital Expenditures.

                  (i) Borrower shall not permit the amount of Capital Expenditures for Fiscal Year 1999 to exceed $102,500,000 in the aggregate.

                  (ii) Borrower shall not permit the aggregate amount of Capital Expenditures for Fiscal Year 2000 to exceed (i) $110,000,000 plus (ii) an amount equal to one hundred percent (100%) of that portion, if any, of the permitted maximum Capital Expenditures for Fiscal Year 1999 which were not expended by Borrower in such Fiscal Year.

                  (iii) Borrower shall not permit the aggregate amount of Capital Expenditures for Fiscal Year 2001 to exceed $45,000,000.

                  (iv) Borrower shall not permit the aggregate amount of Capital Expenditures for Fiscal Year 2002 to exceed $35,000,000.

        2. Prior to the occurrence of an Acceptable Equity
Issuance-Covenants:

            (a) Minimum Revenue. Borrower shall not permit the cumulative Consolidated Revenue for the trailing four (4) Fiscal Quarters ending on the last day of the Fiscal Quarters set forth below to be less than the respective amount shown opposite thereto:

                Fiscal Quarter                           Minimum Revenue
                --------------                           ---------------
          Third Fiscal Quarter, 1999                      $186,626,000
          Fourth Fiscal Quarter, 1999                      191,187,479
          First Fiscal Quarter, 2000                       199,051,162
          Second Fiscal Quarter, 2000                      208,798,549
          Third Fiscal Quarter, 2000                       224,076,663
          Fourth Fiscal Quarter, 2000                      242,221,720
          First Fiscal Quarter, 2001                       264,253,045


                  (b) Minimum Quarterly EBITDA. Borrower stall not permit its cumulative EBITDA for the trailing four (4) Fiscal Quarters ending on the last day of the Fiscal Quarters set forth below to be less than the respective amount shown opposite thereto:

        Trailing Four (4) Fiscal Quarters                 Minimum Cumulative
           Ending on Last Day of:                               EBITDA
          ----------------------                                ------
          Third Fiscal Quarter, 1999                         $    750,000
          Fourth Fiscal Quarter, 1999                           3,052,446
          First Fiscal Quarter, 2000                            6,232,318
          Second Fiscal Quarter, 2000                          10,125,506
          Third Fiscal Quarter, 2000                           15,423,000
          Fourth Fiscal Quarter, 2000                          20,557,000
          First Fiscal Quarter, 2001                           28,710,000
          Second Fiscal Quarter, 2001                          37,719,000
          Third Fiscal Quarter, 2001                           46,182,000
          Fourth Fiscal Quarter, 2001                          52,577,000
          First Fiscal Quarter, 2002                           61,774,000
          Second Fiscal Quarter, 2002                          71,121,000


                  (c) Minimum Consolidated Interest Coverage Ratio. Borrower shall not permit its Consolidated Interest Coverage Ratio as of the end of any of the following Fiscal Quarters to be less than the respective ratio shown opposite thereto:

                                                   Minimum Consolidated Interest
              Fiscal Quarter                             Coverage Ratio
             --------------                             ----------------
          Second Fiscal Quarter, 2000                     1.25 : 1.00
          Third Fiscal Quarter, 2000                      1.40 : 1.00
          Fourth Fiscal Quarter, 2000                     1.40 : 1.00
          First Fiscal Quarter, 2001                      1.40 : 1.00
          Second Fiscal Quarter, 2001                     1.40 : 1.00
          Third Fiscal Quarter, 2001                      1.40 : 1.00
          Fourth Fiscal Quarter, 2001                     1.40 : 1.00
          First Fiscal Quarter, 2002                      2.00 : 1.00
          Second Fiscal Quarter, 2002                     2.00 : 1.00

                  (d) Leverage Ratio. Borrower shall not permit its Leverage Ratio as of the last day of the Fiscal Quarter set forth below to be less than the respective ratio shown opposite thereto:

                   Fiscal Quarter                        Leverage Ratio
                   -------------                         --------------
          First Fiscal Quarter, 2000                       13.00 : 1.00
          Second Fiscal Quarter, 2000                       8.50 : 1.00
          Third Fiscal Quarter, 2000                        5.50 : 1.00
          Fourth Fiscal Quarter, 2000                       4.00 : 1.00
          First Fiscal Quarter, 2001                        4.00 : 1.00
          Second Fiscal Quarter, 2001                       4.00 : 1.00
          Third Fiscal Quarter, 2001                        4.00 : 1.00
          Fourth Fiscal Quarter, 2001                       4.00 : 1.00
          First Fiscal Quarter, 2002                        4.00 : 1.00
          Second Fiscal Quarter, 2002                       4.00 : 1.00

       `  (e) Maximum Capital Expenditures.

                  (i) Borrower shall not permit the amount of Capital Expenditures for Fiscal Year 1999 to exceed $75,000,000 in the aggregate.

                  (ii) Borrower shall not permit the aggregate amount of Capital Expenditures for Fiscal Year 2000 to exceed (i) $28,000,000 plus (ii) an amount equal to one hundred percent (100%) of that portion, if any, of the permitted maximum Capital Expenditures for Fiscal Year 1999 which were not expended by Borrower in such Fiscal Year.

                  (iii) Borrower shall not permit the aggregate amount of Capital Expenditures for Fiscal Year 2001 to exceed $18,000,000.

                  (iv) Borrower shall not permit the aggregate amount of Capital Expenditures for Fiscal Year 2002 to exceed $16,000,000.
                                       4